Exhibit 99.1

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                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                            KIMCO REALTY CORPORATION,

                                  SI 1339, INC.

                                       and

                              ATLANTIC REALTY TRUST

                                   dated as of

                                December 1, 2005

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                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE 1         The Merger...................................................1

Section 1.1       The Merger...................................................1
Section 1.2       Closing......................................................2
Section 1.3       Effective Time of the Merger.................................2
Section 1.4       Effect of the Merger.........................................2

ARTICLE 2         The Surviving Corporation and Conversion of Shares...........2

Section 2.1       Charter......................................................2
Section 2.2       By-laws......................................................3
Section 2.3       Board of Directors; Officers.................................3
Section 2.4       Merger Consideration.........................................3
Section 2.5       Company Special Dividend.....................................4
Section 2.6       Payment......................................................4
Section 2.7       Withholding Rights...........................................6
Section 2.8       No Further Rights............................................6
Section 2.9       Closing of the Company's Transfer Books......................6
Section 2.10      Dissenting Shares............................................6

ARTICLE 3         Representations and Warranties of the Company................6

Section 3.1       Organization.................................................6
Section 3.2       Capitalization...............................................7
Section 3.3       Authority....................................................7
Section 3.4       No Violations; Consents and Approvals........................7
Section 3.5       SEC Documents; Financial Statements..........................8
Section 3.6       Absence of Certain Changes; No Undisclosed Liabilities.......9
Section 3.7       Litigation...................................................9
Section 3.8       Compliance with Applicable Law..............................10
Section 3.9       Taxes.......................................................10
Section 3.10      Certain Employee Plans......................................12
Section 3.11      Properties..................................................12
Section 3.12      Environmental Matters.......................................12
Section 3.13      Information.................................................12
Section 3.14      Maryland Takeover Law.......................................12
Section 3.15      Broker's Fees...............................................12
Section 3.16      Contracts...................................................12
Section 3.17      Insurance...................................................12
Section 3.18      Opinion of Financial Advisor................................12
Section 3.19      Board Recommendation........................................12

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ARTICLE 4         Representations and Warranties of Parent and Merger Sub.....12

Section 4.1       Organization................................................12
Section 4.2       Capitalization..............................................12
Section 4.3       Authority...................................................12
Section 4.4       No Violations; Consents and Approvals.......................12
Section 4.5       SEC Documents; Financial Statements.........................12
Section 4.6       Litigation..................................................12
Section 4.7       Taxes.......................................................12
Section 4.8       Proxy Statement; Form S-4 Registration Statement; Other
                  Information.................................................12
Section 4.9       Broker's Fees...............................................12
Section 4.10      Authorization for Parent Common Stock.......................12

ARTICLE 5         Covenants of the Parties....................................12

Section 5.1       Taking of Necessary Action..................................12
Section 5.2       Public Announcements; Confidentiality.......................12
Section 5.3       Conduct of the Business of the Company......................12
Section 5.4       No Solicitation of Transactions.............................12
Section 5.5       Information and Access......................................12
Section 5.6       Employee and Other Arrangements.............................12
Section 5.7       Indemnification.............................................12
Section 5.8       Reorganization..............................................12
Section 5.9       Listing Application.........................................12
Section 5.10      Transfer Taxes..............................................12
Section 5.11      Tax Returns.................................................12
Section 5.12      Guaranty....................................................12
Section 5.13      Affiliates..................................................12
Section 5.14      Estoppels...................................................12
Section 5.15      Casualty; Condemnation......................................12
Section 5.16      Title Insurance Policy......................................12

ARTICLE 6         Conditions to Closings......................................12

Section 6.1       Conditions to Each Party's Obligation to Effect
                  the Merger..................................................12
Section 6.2       Conditions to Obligation of the Company to Effect the
                  Merger......................................................12
Section 6.3       Conditions to Obligations of the Acquiring Entities to Effect
                  the Merger..................................................12

ARTICLE 7         Termination, Amendment and Waiver...........................12

Section 7.1       Termination.................................................12
Section 7.2       Procedure and Effect of Termination.........................12
Section 7.3       Expenses....................................................12

ARTICLE 8         Miscellaneous...............................................12

Section 8.1       Counterparts................................................12
Section 8.2       Governing Law...............................................12


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Section 8.3       Entire Agreement............................................12
Section 8.4       Notices.....................................................12
Section 8.5       Successors and Assigns......................................12
Section 8.6       Headings....................................................12
Section 8.7       Amendments and Waivers......................................12
Section 8.8       Certain Definitions; Interpretation; Absence of
                  Presumption.................................................12
Section 8.9       Severability................................................12
Section 8.10      Indemnification Agreement...................................12
Section 8.11      Further Assurances..........................................12
Section 8.12      Specific Performance........................................12
Section 8.13      Third Party Beneficiaries...................................12
Section 8.14      Survival of Representations and Warranties..................12



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                             INDEX OF DEFINED TERMS


DEFINED TERM                                             SECTION
------------                                             -------
Acquiring Entities....................................   Section 5.1(b)

Action................................................   Section 3.7

Affiliate Agreement...................................   Section 5.12

Agreement.............................................   Introduction Paragraph

Business Day..........................................   Section 8.8(ii)

Cash Payments.........................................   Section 2.6(b)

Certificates..........................................   Section 2.6(b)

Change in the Company Board Recommendation............   Section 5.1(c)

Class A Excess Preferred Stock........................   Section 4.2

Class A Preferred Stock...............................   Section 4.2

Class B Excess Preferred Stock........................   Section 4.2

Class B Preferred Stock...............................   Section 4.2

Class C Excess Preferred Stock........................   Section 4.2

Class C Preferred Stock...............................   Section 4.2

Class D Excess Preferred Stock........................   Section 4.2

Class D Preferred Stock...............................   Section 4.2

Class E Excess Preferred Stock........................   Section 4.2

Class E Preferred Stock...............................   Section 4.2

Class F Excess Preferred Stock........................   Section 4.2

Class F Preferred Stock...............................   Section 4.2

Closing Date..........................................   Section 1.2

COBRA.................................................   Section 5.6

Code..................................................   Preamble


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DEFINED TERM                                             SECTION
------------                                             -------
Company...............................................   Introduction Paragraph

Company Board Recommendation..........................   Section 3.19

Company Common Stock..................................   Section 2.4

Company Material Adverse Effect.......................   Section 8.8(iii)

Company Merger Expenses...............................   Section 2.4(c)

Company Permits.......................................   Section 3.8

Company Permitted Encumbrances........................   Section 3.11(a)

Company Plans.........................................   Section 3.10(a)

Company SEC Documents.................................   Section 3.5

Company Stockholder Meeting...........................   Section 5.1(c)
Competing Transaction.................................   Section 5.4

Contract..............................................   Section 3.16

Department............................................   Section 1.3

Dissenting Shares.....................................   Section 2.10

Effective Time........................................   Section 1.3

Encumbrances..........................................   Section 3.11(a)
Environmental Law.....................................   Section 3.12

ERISA.................................................   Section 3.10(a)

ERISA Affiliate.......................................   Section 3.10(a)

Exchange Act..........................................   Section 3.4(b)

Exchange Agent........................................   Section 2.6(a)

Fairness Opinion.......................................  Preamble

Financial Advisor......................................  Preamble

Form S-4 Registration Statement........................  Section 5.1(e)


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DEFINED TERM                                             SECTION
------------                                             -------
GAAP...................................................  Section 3.5(c)

GAAP Liabilities.......................................  Section 8.8(Iv)

Hazardous Materials....................................  Section 3.12

HSR Act................................................  Section 3.4(b)

Indemnification Agreement..............................  Section 5.5

Indemnified Parties....................................  Section 5.7

Kimco Standstill Agreement.............................  Section 3.9(f)

Liabilities............................................  Section 8.8(v)

Lien...................................................  Section 3.9(d)

Market Price...........................................  Section 2.4(a)

Merger.................................................  Preamble

Merger Consideration...................................  Section 2.4

Merger Sub.............................................  Introduction Paragraph

MGCL...................................................  Section 1.1

Non-Cure Notice........................................  Section 5.16(a)

Notice of Superior Proposal............................  Section 5.4(b)

NYSE...................................................  Section 2.4(a)

Office Lease...........................................  Section 3.11(a)

Parent.................................................  Introduction Paragraph

Parent Common Stock....................................  Section 2.4

Parent Equity Participation Plan.......................  Section 4.2

Parent Material Adverse Effect.........................  Section 8.8(vi)

Parent Option Plan.....................................  Section 4.2

Parent SEC Documents...................................  Section 4.5


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Defined Term                                              Section
------------                                              -------

Per Share Stock Consideration..........................   Section 2.4(a)

Per Share REIT Dividend Amount.........................   Section 2.5

Person.................................................   Section 8.8(vii)

Property...............................................   Section 3.11(a)

Property Restrictions..................................   Section 3.11(a)

Proxy Statement........................................   Section 5.1(b)

Ramco..................................................   Section 6.3(f)

REIT...................................................   Section 3.9(f)

REIT Dividend Amount...................................   Section 2.5

Required Approvals.....................................   Section 5.1

Rockwood...............................................   Section 3.15

SEC....................................................   Section 2.4(c)

Securities Act.........................................   Section 3.5

Service Contracts......................................   Section 3.11(d)

Space Leases...........................................   Section 3.11(c)

Special Committee......................................   Recitals

Special Dividend.......................................   Section 2.5

Subsidiaries...........................................   Section 8.8(viii)

Superior Proposal......................................   Section 5.4(b)

Surviving Corporation..................................   Section 1.1

Takeover Statutes......................................   Section 3.14

Tax Returns............................................   Section 3.9(p)

Taxes..................................................   Section 3.9(p)

Telco Lease............................................   Section 8.8(ix)


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Defined Term                                              Section
------------                                              -------

Tenant Estoppel........................................   Section 5.13

Title Commitment.......................................   Section 5.16(a)

Title Insurer..........................................   Section 5.16(a)

Total Company Shares...................................   Section 2.4(a)

Total Stock Consideration..............................   Section 2.4(a)

Transfer Taxes.........................................   Section 5.10

2005 Dividend..........................................   Section 8.8(i)

Voting Agreement.......................................   Preamble


                                      viii


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                          AGREEMENT AND PLAN OF MERGER

             AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of December 1, 2005, by and among KIMCO REALTY CORPORATION, a Maryland corporation ("PARENT"), SI 1339, Inc., a Maryland corporation ("MERGER Sub"), and ATLANTIC REALTY TRUST, a Maryland real estate investment trust (the "COMPANY").

             WHEREAS, the respective Board of Directors or Board of Trustees, as applicable, of Parent, Merger Sub and the Company have approved the merger of Company with and into Merger Sub (the "MERGER"), upon the terms and subject to the conditions set forth herein;

             WHEREAS, a Special Committee of the Board of Trustees (the "SPECIAL COMMITTEE") and the Board of Trustees of the Company has received the written opinion of Robert A. Stanger & Co., Inc. the ("FINANCIAL ADVISOR") to the effect that, based on, and subject to, the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the Merger Consideration to be received by the holders of the shares of Company Common Stock (other than Parent, Merger Sub or any of their respective affiliates) pursuant to the Merger is fair to such holders from a financial point of view (the "FAIRNESS OPINION");

             WHEREAS, the Special Committee has determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to, advisable and in the best interests of the Company and its stockholders, and has unanimously voted to approve this Agreement, and recommend acceptance and approval by the Board of Trustees of, this Agreement, the Merger, and the other transactions contemplated hereby; and

             WHEREAS, the Board of Trustees has determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to, advisable and in the best interests of the Company and its stockholders, and has unanimously voted to approve this Agreement, and recommend acceptance and approval by the Company's stockholders of, this Agreement, the Merger, and the other transactions contemplated hereby; and

             WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

             NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:

                                    ARTICLE 1

                                   THE MERGER

     SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.3) and in accordance with the provisions of the Maryland General Corporation Law (the "MGCL"), the Company shall be merged with and into Merger Sub and the separate existence of the Company shall thereupon cease, and Merger Sub shall continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION").

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     SECTION 1.2 CLOSING.  Unless this  Merger  Agreement  shall have been terminated pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article 6, the closing of the Merger will take place as promptly as practicable (and in any event within three Business Days) after satisfaction or waiver of the conditions set forth in Section 6.1, Section 6.2 and Section 6.3 (other than conditions that are to be satisfied on the Closing Date, but subject to the fulfillment or waiver of such conditions), at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, unless another date or place is agreed to in writing by the parties hereto (the "CLOSING DATE").

     SECTION 1.3 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective upon the acceptance of the filing of the articles of merger with the State Department of Assessments and Taxation of the State of Maryland (the "DEPARTMENT") in accordance with the MGCL, and by making all other filings required under the MGCL to be made prior to or concurrent with the effectiveness of the Merger, which filings shall be made as soon as practicable on the Closing Date. When used in this Merger Agreement, the term "EFFECTIVE TIME" shall mean the time at which such articles are accepted for record by the Department.

     SECTION 1.4 EFFECT OF THE MERGER. The Merger shall, from and after the Effective Time, have all the effects provided by the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and other than as provided herein, all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, conveyances, assignments or assurances in law or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Company to be vested in the Surviving Corporation, by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Company agrees that the Surviving Corporation and its proper officers and directors may execute and deliver all such deeds, conveyances, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

                               ARTICLE 2

               THE SURVIVING CORPORATION AND CONVERSION OF SHARES

     SECTION 2.1 CHARTER. The charter of Merger Sub as in effect immediately prior to the Effective Time shall be the Charter of the Surviving
Corporation after the Effective Time, except that the change of name described in the articles of merger shall be effective as an amendment thereto, until thereafter changed or amended as provided therein or by applicable law.

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     SECTION 2.2 BY-LAWS. The by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until, subject to Section 5.7, thereafter changed or amended as provided therein or by applicable law.

     SECTION 2.3 BOARD OF DIRECTORS; OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified.

     SECTION 2.4 MERGER CONSIDERATION. As of the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of the Company, each outstanding share of beneficial interest, par value $0.01 per share, of the Company ("Company Common Stock") shall be converted into and represent the right to receive a number of shares (subject to clause (b) below) of common stock, par value $0.01 per share, of the Parent (the "PARENT COMMON STOCK") equal to the Per Share Stock Consideration (as such term is defined in clause (a) below) (the "MERGER CONSIDERATION"); provided, however, if between the date hereof and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the amounts of cash per share and Parent Common Stock per share shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                (a) The "PER SHARE STOCK CONSIDERATION" shall be a number of shares of Parent Common Stock equal to the quotient obtained by dividing (I) Total Stock Consideration by (II) Total Company Shares. "TOTAL STOCK CONSIDERATION" shall equal the quotient obtained by dividing (i) the amount by which (x) the sum of (A) Eighty Two Million Five Hundred Thousand Dollars ($82,500,000), (B) the aggregate amount of the Company's and its Subsidiary's cash and cash equivalents on hand or in bank accounts as of the close of business on the Business Day immediately prior to the Closing Date (net of amounts of outstanding checks or transfers) and (C) all Lease Expenses exceeds
(y) the sum of (aa) the amount of the Company Merger Expenses and (bb) the REIT Dividend Amount (to the extent not previously paid to the Exchange Agent pursuant to Section 2.6) and (cc) the 2005 Dividend (to the extent not previously paid) by (ii) the Market Price. "TOTAL COMPANY SHARES" means the number of outstanding shares of Company Common Stock immediately prior to the Effective Time. The "MARKET PRICE" shall equal the closing price on the New York Stock Exchange, Inc. (the "NYSE") (or, if not listed on such date on the NYSE, such other exchange on which such shares are then listed) of shares of Parent Common Stock on the final full trading day immediately preceding the Closing Date. The term "Lease Expenses" means all leasing commissions, tenant improvement costs, legal fees and related expenses with respect to (i) the Telco Stores Lease and (ii) leases entered into following the date hereof and in accordance with Section 5.3(vi).

                (b) FRACTIONAL SHARES. Notwithstanding the provisions of clause
(a) of this Section 2.4, no fraction of a share of Parent Common Stock shall be issued in the Merger. In lieu of any such fractional shares, each holder of Company Common Stock receiving fractional shares of Parent Common Stock in the Merger, upon surrender of a Certificate for exchange pursuant to

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Section 2.6, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (x) the Market Price by (y) the fractional interest in Parent Common Stock to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder). On the Business Day immediately preceding the Closing Date, the chief financial officer of the Company shall deliver to the Merger Sub a certificate, in form and substance reasonably satisfactory to the Parent and signed on behalf of the Company setting forth in reasonable detail
(i) the nature and amount of each of the Company Merger Expenses (whether previously paid or not), (ii) the REIT Dividend Amount, (iii) the 2005 Dividend, if any, (iv) the aggregate amount of the Company's and its Subsidiary's cash and cash equivalents on hand or in bank accounts as of the Business Day immediately prior to the Closing Date (net of amounts of outstanding checks or transfers) and (iv) the Lease Expenses.

                (c) For purposes of this Agreement, "COMPANY MERGER EXPENSES" means all (i) brokerage or similar fees, (ii) legal and accounting fees and disbursements, (iii) advisory, consulting and severance fees and expenses, (iv) printing and Securities and Exchange Commission ("SEC") filing fees and expenses, (v) Transfer Taxes (as such term is defined in Section 5.10) regardless of whether such Transfer Taxes are the obligation of the Company and its Subsidiary or the obligation of Parent and its Subsidiaries but excluding any such Transfer Taxes that are the obligation of any shareholder (other than the Parent and its affiliates) solely in their capacity as a shareholder, (vi) all GAAP Liabilities (including all accounts payable and accrued expenses, and any roll-back property taxes actually assessed and, to the extent applicable, excluding the 2005 Dividend and the Special Dividend), and (vii) other unpaid fees and expenses incurred or accrued by the Company and its Subsidiary, which in each case have not been paid on or prior to the Business Day immediately prior to the Closing Date.

     SECTION 2.5 COMPANY SPECIAL DIVIDEND. The Company shall declare and pay, in accordance with Section 2.6, a dividend (the "SPECIAL DIVIDEND") to its shareholders, the record date for which shall be the close of business on the last Business Day prior to the Closing Date. The Special Dividend shall be in an amount equal to the dividend the Company, in consultation with Parent, reasonably determines is necessary for the Company to declare and pay in order to qualify as a REIT (as such term is defined in Section 3.9) for its taxable year commencing on January 1, 2006 and ended on the Closing Date (the "REIT DIVIDEND AMOUNT") and the per share amount of the REIT Dividend Amount shall be an amount equal to the REIT Dividend Amount divided by the number of shares of Company Common Stock outstanding as of the last Business Day prior to the Closing Date (the "PER SHARE REIT DIVIDEND AMOUNT").

        SECTION 2.6       PAYMENT.
                          -------

                (a) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company to act as an exchange agent hereunder for purposes of exchanging shares of Company Common Stock for the Merger Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Company Common Stock, certificates representing the Parent Common Stock issuable pursuant to Section 2.4. Parent and Merger Sub agree to make available directly or indirectly to the Exchange Agent, from time to time as needed, cash sufficient to pay cash in lieu of any fractional shares pursuant to
Section 2.4(b). Prior to the Effective Time, the Company will deposit with the Exchange Agent cash sufficient to pay any dividends and other distributions, if any, including the REIT Dividend Amount and, to the extent not previously paid, the 2005 Dividend.

                (b) Promptly after the Effective Time, the Exchange Agent shall pay the Per Share REIT Dividend Amount and to the extent not previously paid, the 2005 Dividend Amount to holders of record on the last Business Day prior to the Closing Date, in accordance with customary procedures for the payment of dividends, and to mail to each record holder of shares of Company Common Stock as of the Closing Date (i) a letter of transmittal, including if applicable a form of election, which shall specify that delivery shall be effected, and risk of loss and title to the Company Common Stock shall pass, only upon proper delivery of certificates which immediately prior to the Effective Time represented the Company Common Stock held by such shareholder ("CERTIFICATES") to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent or Merger Sub may reasonably specify (such letter to be reasonably acceptable to the Company prior to the Effective Time) and (ii) instructions for effecting the surrender of such Certificates in exchange for Merger Consideration. Upon surrender of the Certificates to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificates shall be entitled to receive in exchange therefor (A) one or more shares of Parent Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested by such holder) representing, in the aggregate, the whole number of shares of Per Share Stock Consideration that such shareholder has the right to receive pursuant to Section 2.4 (after taking into account all shares of Company Common Stock then held by such shareholder) and
(B) a check in the amount equal to the cash that such shareholder has the right to receive pursuant to the provisions of Section 2.4(a) and Section 2.5, cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.4(b) and any unpaid dividends and other distributions, if any, ("CASH PAYMENTS"). No interest will be paid or will accrue on any Cash Payments. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration and any Cash Payments to which such holder is entitled, may be issued with respect to the Company Common Stock to such transferee if such shareholder's Company Common Stock are presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                (c) Unless otherwise required by applicable law, any portion of the aggregate Merger Consideration which remains undistributed to holders of shares of Company Common Stock one year after the Effective Time shall be delivered to the Parent and any holders of shares of Company Common Stock who have not theretofore complied with the provisions of this ARTICLE 2 shall thereafter look only to Surviving Corporation for payment of any Merger Consideration to which they are entitled pursuant to this ARTICLE 2. None of Parent, Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Common Stock for any cash and securities held by Parent, Surviving Corporation or the Exchange Agent for payment pursuant to this
ARTICLE 2 delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 2.7 WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as it determines is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to holders of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

     SECTION 2.8 NO FURTHER RIGHTS. From and after the Effective Time, holders of Certificates shall cease to have any rights as shareholders of the Company, except as provided herein (including the right to receive (i) the Merger Consideration, (ii) the Per Share REIT Dividend Amount, (iii) any unpaid 2005 Dividend amount and (iv) any cash to be paid in lieu of fractional shares of the Parent Common Stock as set forth in Section 2.4 (b)) or by law.

     SECTION 2.9 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall be made thereafter. In the event that, after the Effective Time, Certificates are presented to Merger Sub or the Surviving Corporation, they shall be cancelled and exchanged for Merger Consideration for each share of Company Common Stock represented as provided in
Section 2.4.

     SECTION 2.10 DISSENTING SHARES. Notwithstanding Section 2.8 hereof, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected appraisal rights under Title 3. Subtitle 2. of the MGCL (the "DISSENTING SHARES") shall not be converted into the right to receive the Merger Consideration, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Title 3. Subtitle 2. of the MGCL and pursuant to the Maryland Business Combination Act; PROVIDED, HOWEVER, that if any such holder shall have failed to perfect or shall effectively withdraw or lose his or her right to appraisal and payment under the MGCL, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive Merger Consideration as set forth in Section 2.4 hereof, and such shares of Company Common Stock shall no longer be Dissenting Shares.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent and Merger Sub as follows:

     SECTION 3.1 ORGANIZATION. The Company is a real estate investment trust and its Subsidiary is a corporation, each duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, as applicable, and each of the Company and its Subsidiary has all requisite real estate investment trust or corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as now being conducted. Each of the Company and its Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company owns directly all of the outstanding capital stock or other equity interests of its Subsidiary free and clear of any liens and encumbrances. The Company does not directly or indirectly own any capital stock or other proprietary interest in any person other than its Subsidiary.

     SECTION 3.2 CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 10,000,000 shares of excess common stock, par value $0.01. As of August 31, 2005, there were 3,561,553 shares of Company Common Stock and no shares of excess common stock issued and outstanding. The Company's Subsidiary does not own any shares of Company Common Stock. There are no outstanding options to purchase shares of Company Common Stock. There were not as of the date hereof, and at all times thereafter through the Effective Time there will not be, any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating the Company or its Subsidiary to issue, transfer or sell any shares of capital stock or other equity interests of the Company or its Subsidiary or any other securities convertible into or evidencing the right to subscribe for any such shares or other equity interests. All issued and outstanding shares of Company Common Stock are duly authorized and validly issued, fully paid, non-assessable and have not been issued in violation of any preemptive rights with respect thereto. There are no outstanding obligations of the Company or its Subsidiary to repurchase, redeem, or otherwise acquire any shares of Company Common Stock or to grant preemptive or anti-dilutive rights with respect to any Company Common Stock.

     SECTION 3.3 AUTHORITY. The Company has full real estate investment trust power and authority to execute and deliver this Agreement and, subject to the approval of its shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Trustees of the Company, and other than the approval by its shareholders, no other real estate investment trust proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. The Board of Trustees of the Company has directed that this Agreement be submitted to the stockholders of the Company for their approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a legal, valid and binding agreement of Parent and Merger Sub, it constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

     SECTION 3.4 NO VIOLATIONS; CONSENTS AND APPROVALS. (a) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or violate any provision of its declaration of trust or bylaws, (ii) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of modification, termination, cancellation or acceleration, or result in the loss of any benefit to which the Company or its Subsidiary is entitled or any increase in any of the Company's or its Subsidiary's payment or performance obligations under any of the terms, conditions or provisions of the Office Lease, any Contract, Space Lease, easement, arrangement, understanding, order, arbitration award, license, franchise, permit judgment, decree, note, bond, mortgage, indenture or other instrument to which the Company or its Subsidiary is a party, or by which the Company or its Subsidiary or any of their respective properties is bound or result in the creation or imposition of any Lien on assets of the Company or its Subsidiary, or (iii) violate any statute, rule, regulation, order or decree of any public body or authority by which the Company or its Subsidiary or any of their respective properties is bound, excluding from the foregoing clauses (ii) or (iii) violations, breaches, defaults or rights which, either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or for which the Company has received or, prior to the Closing Date, shall have received effective consents or waivers.

                (b) No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby, except
(i) expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), if a filing under the HSR Act is required, (ii) in connection, or in compliance, with the provisions of the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder (the "EXCHANGE ACT"), (iii) the filing of articles of merger with the Department, (iv) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated hereby, (v) filing with, and approval of NASDAQ and the SEC with respect to the Merger and the delisting and deregistration of the shares of Company Common Stock, (vi) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings as may be required under the corporation, takeover or blue sky laws of various states and (vii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.5 SEC DOCUMENTS; FINANCIAL STATEMENTS. (a) The Company has timely filed with the SEC and has made available to Merger Sub copies of each registration statement, form, statement, report, proxy statement, information statement, schedule or other document required to be filed with the SEC by the Company or its Subsidiary since December 31, 1999 under the Securities Act or the Exchange Act (such documents, as supplemented and amended since the time of filing, the "COMPANY SEC DOCUMENTS"). As of the dates filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), the Company SEC Documents, including any financial statements or schedules included therein, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended and the rules promulgated thereunder (collectively, the "SECURITIES ACT"), and the Exchange Act, as the case may be, and none of such Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (b) None of the Company, its Subsidiary, or any of their respective assets, businesses, or operations, is as of the date of this Agreement a party to, or is bound or affected by, or receives benefits under any Contract or agreement or amendment thereto, that in each case would be required to be filed as an exhibit to a Form 10-K as of the date of this Agreement that has not been filed as an exhibit to a Company SEC Document filed prior to the date of this Agreement.

             (c) As of the dates filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), the consolidated financial statements included in the Company SEC Documents complied as to form in all material respects with then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented the Company's consolidated financial position of the Company and its Subsidiary for the periods then ended.

        SECTION 3.6     ABSENCE OF CERTAIN CHANGES; NO UNDISCLOSED LIABILITIES.
                        ------------------------------------------------------

                (a) Except as set forth on Schedule 3.6, since December 31, 2004 through the date of this agreement, the Company has not (i) incurred any Liability or suffered any event or occurrence which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, (ii) made any changes in accounting methods, principles or practices
(iii) declared, set aside or paid any dividend or other distribution with respect to its capital stock, or (iv) taken any action that if, taken after the execution of this Agreement, would violate Section 5.3. Since December 31, 2004 to the date of this Agreement, each of the Company and its Subsidiary has conducted its operations according to its ordinary course of business consistent with past practice.

                (b) Except (i) to the extent disclosed or reserved against on the balance sheet of the Company dated as of December 31, 2004 included in the Company SEC Documents, (ii) as incurred after the date thereof in the ordinary course of business consistent with past practice and, if incurred after the date of this Agreement, not prohibited by this Agreement, (iii) for Company Merger Expenses, or (iv) as set forth on SCHEDULE 3.6(B), neither the Company nor its Subsidiary has any Liabilities.

     SECTION 3.7 LITIGATION. Except as set forth on SCHEDULE 3.7, there is no suit, claim, action, proceeding, hearing, notice of violation, demand letter or investigation (each an "ACTION") pending or, to the knowledge of the Company, threatened against the Company or its Subsidiary or any of their respective properties or assets, officers or directors, before any governmental entity which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Except as set forth on SCHEDULE 3.7, neither the Company nor its Subsidiary is, nor since December 31, 1999 has been, subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.8 COMPLIANCE WITH APPLICABLE LAW. Except as set forth in SCHEDULE 3.8, the Company and its Subsidiary hold, and since December 31, 1999 have held, all permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful ownership and operation of the Property (as defined in Section 3.11) or the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in
SCHEDULE 3.8, the Company and its Subsidiaries and the Property (as hereinafter defined) are in compliance with the terms of the Company Permits, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in
SCHEDULE 3.8, the businesses of the Company and its Subsidiaries and the operation of the Company Properties are not being conducted in violation of any law, ordinance or regulation of any governmental entity except for violations or possible violations which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in SCHEDULE 3.8, no investigation or review by any governmental entity with respect to the Company or its Subsidiary or any Property is pending or, to the knowledge of the Company, threatened nor, to the knowledge of the Company, has any governmental entity indicated an intention to conduct the same, other than, in each case, those which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        SECTION 3.9    TAXES.
                       -----

                (a) Except as set forth on SCHEDULE 3.9(A), each of the Company and its Subsidiary has duly and timely filed, or caused to be filed, all federal, state, local and foreign income and other material Tax Returns (as defined in Section 3.9(p) of this Agreement) required to be filed by it. Each such Tax Return is accurate and complete in all material respects. Except as may be required pursuant to Section 5.11, there are no outstanding requests for any extension of time within which to file any Tax Return or within which to pay any Taxes (as defined in Section 3.9(p) of this Agreement) shown to be due on any Tax Return.

                (b) Except as set forth on Schedule 3.9(b) each of the Company and its Subsidiary has duly and timely paid or caused to be duly and timely paid, all Taxes that are shown on all Tax Returns required to be filed by it as due and payable, and has paid, or caused to be paid, all Taxes otherwise required to be paid, other than such Taxes as are being contested in good faith and for which adequate reserves have been established and other than where the failure to so file, pay or withhold would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of Company and its Subsidiary has withheld proper and accurate amounts from their employees, customers, depositors, stockholders, and others from whom they are or were required to withhold taxes in compliance with all applicable federal, state, local, provincial and foreign laws and have timely paid all such withheld amounts to the appropriate taxing authorities. There are no waivers or extensions of any applicable statute of limitations to assess any Taxes.

                (c) Except as set forth on SCHEDULE 3.9(C), the Company has incurred no liability for any material Taxes under Sections 857(b), 860(c), or 4981 of the Code, IRS Notice 88-19, Treasury Regulation Section 1.337(d)-5, or Treasury Regulation Section 1.337(d)-6 including any material Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither the Company nor its Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business other than transfer or similar Taxes arising in connection with the sales of property. No event has occurred, and no condition or circumstance exists, which presents a risk that any material Tax described in the preceding sentence will be imposed on the Company or its Subsidiary.

                (d) Except as set forth on SCHEDULE 3.9(D), there are no material claims or assessments pending against the Company or its Subsidiary for any alleged deficiency in any Tax, and neither the Company nor its Subsidiary knows of any threatened Tax claims or assessments against the Company or its Subsidiary which if upheld would reasonably be expected to result, individually or in the aggregate, in a material cost or liability for the Company or its Subsidiary. There are no pledges, claims, liens, charges, encumbrances or security interests of any kind or nature whatsoever (the foregoing, and mortgages, deeds of trust, options, covenants, conditions, restrictions, easements and rights of first refusal or first offer, each a "LIEN") for any Taxes upon the assets of the Company or its Subsidiary except for statutory Liens for Taxes not yet due.

                (e) There is no material deferred inter-company gain within the meaning of the Treasury Regulations promulgated under Section 1502 of the Code.

                (f) Except as set forth on SCHEDULE 3.9(F), assuming the accuracy of the representations and warranties made by Parent and its affiliates in the Third Amended and Restated Standstill Agreement dated as of August 3, 2004 (the "KIMCO STANDSTILL AGREEMENT") by and among the Company on the one hand and Parent, Kimco Realty Services, Inc. and Milton Cooper on the other hand, and the accuracy of the representations and warranties made by the parties (other than the Company) to the Standstill Agreement, dated as of January 27, 2004, by and among the Company, on the one hand, and High Rise Capital Management, L.P., High Rise Capital Advisors, L.L.C., Bridge Realty Advisors, L.L.C., Zankel Management GP, L.L.C., Cedar Bridge Realty Fund, L.P., Cedar Bridge Institutional Fund, L.P., a Delaware limited partnership Arthur Zankel and David O'Connor on the other hand, which representations the Company has no reason to believe are not true and accurate, (i) the Company was eligible to and did validly elect to be taxed as a real estate investment trust (a "REIT") within the meaning of the Code for calendar year 1996 and all subsequent taxable periods, (ii) the Company has qualified as REIT, and complied with all applicable laws, rules and regulations, including the Code, relating to REITs, for each taxable year commencing with its taxable year ending December 31, 1996,
(ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT through the Effective Time, and (iii) the Company has not taken or omitted to take any action which could result in a challenge to its status as a REIT.

                (g) No challenge to the Company's status as a REIT is pending, or to the Company's knowledge, is or has been threatened. Neither the Company nor its Subsidiary holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code as announced in IRS Notice 88-19 or Treasury Regulation Section 1.337(d)-5 or Treasury Regulation Section 1.337(d)-6. The Subsidiary, since its acquisition by the Company, has been and continues to be classified for Federal income tax purposes as a "qualified REIT subsidiary" within the meaning of Section 856(i)(2) of the Code and, other than the Subsidiary, the Company does not own (directly or indirectly) any other equity interest in an entity (including a corporation, partnership or limited liability company).

                (h) The Company does not have any earnings and profits attributable to the Company or any other corporation in any non-REIT year within the meaning of Section 857 of the Code. Neither the Company nor its Subsidiary has made any election, and is not required, to treat any of its assets as owned by another person for tax purposes (other than by reason of a Subsidiary being a "qualified REIT subsidiary").

                (i) Neither the Company nor its Subsidiary has made any payments, is obligated to make any payments, or is a party to an agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Company and its Subsidiary have disclosed to the IRS all positions taken on their federal income Tax Returns which could give rise to a substantial understatement of Tax under Section 6662 of the Code. The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or the Subsidiaries under any plan or other agreement, program, arrangement or understanding currently in effect.

                (j) Except as set forth in SCHEDULE 3.9(J), and except as set forth in the following sentence, neither the Company nor its Subsidiary has received or is subject to any written ruling of a taxing authority related to Taxes or has entered into any written and legally binding agreement with a taxing authority relating to Taxes. The Company has entered into a written closing agreement with the Internal Revenue Service with respect to all claims raised by the Internal Revenue Service with respect to the Company's taxable years 1996 and 1997. No issues have been raised in any examination by any taxing authority with respect to the Company or the Subsidiary which, by application of similar principles, reasonably could be expected to result in a proposed deficiency or increase in Tax for any other period not so examined.

                (k) Other than the Tax Agreement between the Company and RPS Realty Trust dated May 10, 1996 and listed on SCHEDULE 3.9(K), neither the Company nor its Subsidiary (a) is a party to or is otherwise subject to any Tax allocation or sharing agreement, or (b) has any liability for Taxes of another person under law, by contract or otherwise except for withholding Taxes incurred in the ordinary course of business that have been properly withheld but are not yet required to be deposited with a Tax authority. Except as set forth on
SCHEDULE 3.9(K), the Company has no liability (contingent or otherwise) or unsatisfied obligation to RPS Realty Trust under or arising out of the Tax Agreement between the Company and RPS Realty Trust dated May 10, 1996.

                (l) Neither the Company nor its Subsidiary has distributed stock of another person, or has had its stock distributed by another person, in a transaction that occurred on or after January 1, 2000 that was purported or intended to be governed in whole or in part by Code Section 355.

                (m) Neither the Company nor its Subsidiary has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                (n) To the knowledge of the Company as of the Closing Date, neither the Company nor its Subsidiary is or has been a party to any "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4(b).

                (o) Except for the Special Dividend, and the 2005 Dividend, if any, it is not necessary for the Company to declare and pay a dividend in order to maintain its qualification as a REIT.

                (p) For purposes of this Agreement, "TAXES" means all taxes (whether United States federal, state or local or foreign) of any kind whatsoever, including income, alternative or add-on minimum, estimated, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, unemployment, net worth, social security, worker's compensation, excise, or property taxes, together with any interest, penalties, additions to tax and additional amounts imposed with respect thereto whether disputed or not, and shall include any amounts payable pursuant to any tax sharing agreement or with respect to which any relevant entity is liable as a successor, pursuant to contract or otherwise. For purposes of this Agreement, "TAX RETURNS" means returns, reports, forms or other documentation (including any additional or supporting material and any amendments or supplements) required to be filed with any taxing authority of the United States or any other relevant jurisdiction responsible for the imposition or collection of Taxes, including any information returns, claims for refunds, amended returns, or declarations of estimated Taxes.

        SECTION 3.10      CERTAIN EMPLOYEE PLANS.

                (a) The Company and its Subsidiary have complied, and are now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to each "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each other employee benefit plan, program, policy, practice or other arrangement providing benefits to any current or former employee, officer or director of the Company or its Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by the Company or its Subsidiary or to which the Company or its Subsidiary is obligated to contribute, including without limitation any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy (the "COMPANY PLANS"). SCHEDULE 3.10(A) sets forth a complete and accurate list of all Company Plans. No Company Plan is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code, nor is any Company Plan subject to Title IV or
Section 302 of ERISA or Section 412 or 4971 of the Code. None of the Company, its Subsidiary and their respective "ERISA Affiliates" (as defined in the next sentence) contributes to or is obligated to contribute to, or has, at any time within the last six years, contributed to or been obligated to contribute to, any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or any plan with two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. The term "ERISA AFFILIATE" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b) or (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. There does not now exist, nor do any circumstances exist that could result in, any Liability on the part of the Company or its Subsidiary under (i) Title IV of ERISA, (ii) section 302 of ERISA, or (iii) sections 412 and 4971 of the Code. There does not now exist, nor do any circumstances exist that could result in, any Liability on the part of the Company its Subsidiary under the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, other than such Liabilities that arise solely out of, or relate solely to, the Company Plans. Neither the Company, its Subsidiary, nor any of their respective directors, officers, employees or agents has, with respect to any Company Plan, engaged in any "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA)) nor has any Company Plan engaged in any such prohibited transaction which could result in any taxes or penalties or prohibited transactions under Section 4975 of the Code or under
Section 502(i) of ERISA, which, in the aggregate, would reasonably be expected to result in material Liability on the part of the Company or its Subsidiary. Copies of all of the Company Plans and any related trusts and summary plan descriptions have been made available to Merger Sub.

                (b) The Company and its Subsidiary are each in material compliance with all applicable federal, state and local laws respecting employment, employment practices, terms and conditions of employment and wages and hours of employment. Without limiting the foregoing, each individual who renders services to the Company or its Subsidiary who is classified as having the status of an independent contractor or other non-employee status for any purpose is properly so characterized. Neither the Company nor its Subsidiary is a party to or subject to any labor union or collective bargaining agreement with respect to any of its employees. No labor organization or group of employees of the Company or its Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority.

                (c) Except as set forth on SCHEDULE 3.10(C), none of the execution and delivery of this Agreement, receipt of the Company Stockholder Approval and the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or require, any payment or benefit to any employee or former employee of the Company, or its Subsidiary, either alone or in conjunction with any other event (including, without limitation, termination of employment). SCHEDULE 3.10(C) lists the maximum amount of the "excess parachute payments" within the meaning of Section 280G of the Code that could become payable by the Company and its Subsidiary and ERISA Affiliates in connection with the execution and delivery of this Agreement, receipt of the Company Stockholder Approval or the consummation of the transactions contemplated hereby.

        SECTION 3.11    PROPERTIES.

                (a) The Company's Subsidiary owns marketable fee simple title to the real property, whose legal description is listed on SCHEDULE 3.11 attached hereto (the "PROPERTY"). The Property is not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or Liens (including Liens for Taxes), mortgages or deeds of trust, claims against title, charges which are Liens, security interests or other encumbrances on title (the "Encumbrances"), except for (i) Property Restrictions and Encumbrances set forth in SCHEDULE 3.11(A), (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, which, individually or in the aggregate, would not have a Company Material Adverse Effect, (iii) Property Restrictions and Encumbrances disclosed on existing title reports or existing surveys provided to Parent or Parent's representatives prior to the date hereof, and (iv) mechanics', carriers', workmen's, repairmen's Liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, would not (x) materially and adversely affect the value of the Property or (y) materially and adversely impair the use and operations of the Property (the Property Restrictions and Encumbrances set forth in clauses (i) through (iv) above, in each case subject to expansion as set forth in Section 5.16, being hereinafter referred to collectively as the "COMPANY PERMITTED ENCUMBRANCES"). Valid policies of title insurance have been issued insuring the Company's or its Subsidiary' title to the Property in amounts at least equal to the purchase price thereof, subject only to the Company Permitted Encumbrances and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy. The Company's lease for its headquarters at 747 Third Avenue, New York, New York 10017 (the "OFFICE LEASE") is valid, binding and in full force and effect and is not subject to any pledge, lien, mortgage, sublease, assignment, license or other agreement granting to any third party any interest in such Lease or any right to the use or occupancy the property leased thereunder. A true and complete copy of the Lease has previously been delivered to Parent, including without limitation all amendments or modifications thereof and all side letters or other instruments affecting the obligations of any party thereunder. The Company is now in possession of the property leased thereunder. There are no outstanding defaults or circumstances which, upon the giving of notice or passage of time or both, would constitute a default or breach by either party under the Lease and the consummation of the transactions contemplated hereby does not require the consent of the lessor under the Lease and will not constitute a breach or default under the Lease. The Company and its Subsidiary have no interests in any real property other than the Property and the Lease.

                (b) Neither the Company nor its Subsidiary has received any notice from any governmental authority, mortgagee, tenant, insurer or other party (i) that any portion of the Property or the use or operation of any portion of the Property is currently in violation of any zoning, environmental or other land use regulations, and to the Company and its Subsidiary's knowledge no such notice has been issued; (ii) that the Company or its Subsidiary is currently in violation or with the passage of time will be in violation of the requirements of any ordinance, law or regulation or order of any government or any agency, body or subdivision thereof (including, without limitation, the local building department) or the recommendations of any insurance carrier or Board of Fire Underwriters affecting the Property, or that any investigation has been commenced, or is contemplated, regarding any such possible violation; or
(iii) asserting
that the Company or its Subsidiary is required to perform work at the Property and to the Company's knowledge no such notice has been issued.

                (c) Each lease by the Company or its Subsidiary of a portion of the Property to third parties (the "SPACE LEASES") is described (including the name of the tenant, the number of square feet demised, the base monthly rent, and the scheduled expiration date) on SCHEDULE 3.11(C). Each Space Lease is validly existing, in full force and effect and enforceable against the other parties thereto; no Space Lease has been modified or supplemented except (if at all) as set forth on SCHEDULE 3.11(C); no rent has been paid more than one month in advance by any tenant, and no tenant is entitled to any "free rent" period, defense, credit, allowance or offset against rental; the information set forth in SCHEDULE 3.11(C) is true, correct and complete. To the Company's knowledge, there is no default of either landlord or tenant under any of the Space Leases, and no state of facts which with notice and/or the passage of time would ripen into a default, except as set forth on SCHEDULE 3.11(c). There are no persons or entities entitled to possession of the Property other than those listed on
SCHEDULE 3.11(C). No work or installations are required of the Company or its Subsidiary except as specified (if at all) in the Space Leases, and in any case the Company or its Subsidiary has fully completed all tenant improvements specified in any Space Lease to be the responsibility of the landlord and has paid all tenant construction allowances. There are no leasing commissions due nor will any become due in connection with any Space Lease or the renewal thereof, and no understanding or agreement exists in regard to payment of any leasing commissions or fees for future Space Leases. The Company and its Subsidiary has no obligations with respect to contributing for or paying dues or charges to any merchant's association or marketing fund.

                (d) SCHEDULE 3.11(D) contains a complete list and description of each service contract in respect of the Property (the "SERVICE CONTRACTS"). To the Company's knowledge, there is no material default, or event that with notice or lapse of time or both would constitute a material default, by any party to any Service Contract. The Company and its Subsidiary has received no notice that any party to any Service Contract intends to cancel or terminate such agreement.

                (e) There are no agreements or understandings relating to the Property, except for the Company Permitted Encumbrances, Space Leases and Service Contracts;

                (f) True and complete copies of the most recent real property tax bill(s) for the Property (which include bill[s] for all real estate taxes from all municipal authorities assessing same) are annexed as SCHEDULE 3.11(f). No tax reduction proceedings are pending or outstanding. The foregoing are all the taxes on the Property or the income therefrom other than federal and state income taxes on net taxable income. There are no special assessments or betterment assessments (whether payable in installments or otherwise) applicable to the Property and no tenant is entitled to any refund of any tax or other payment by reason of tax reduction proceedings affecting current or prior years.

                (g) No property other than the Property is included in the tax assessment of the Property, and there are no unpaid assessments for utility installations.

                (h) The zoning classification of the Property is not violated by the use(s) and/or improvements at the Property on the date hereof. SCHEDULE 3.11(H) constitutes a list of all of the permits and authorizations in the Company and or its Subsidiary's possession or control in effect as of this date with respect to the Property (including but not limited to certificates of occupancy).

                (i) The Company has no knowledge of any threatened or pending condemnation or eminent domain proceeding or other constraint on present or future use, operation or development of the Property.

                (j) Attached as SCHEDULE 3.11(J) is a list of all on-site employees or hired persons in connection with the management, operation or maintenance of the Property.

                (k) The Company has no knowledge of any structural defects or deferred maintenance in the improvements situated upon the Property. The heating, ventilating and air conditioning, plumbing, electrical and drainage systems at or serving the Property and all facilities and equipment relating thereto are in good condition and working order, and roofs are free of leaks.

                (l) Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated will conflict with, result in a breach of or constitute (with or without the giving of notice or the passing of time, or both) a default under, or otherwise adversely affect any Space Lease, or any other Contract, instrument, license or undertaking to which the Company or its Subsidiary is a party or by which any of them or any of their respective properties or assets is or may be bound or that relates to the Property in any respect.

                (m) No tenant under a Space Lease or other person has any option, right of first refusal or other right to purchase the Property or any part thereof or interest therein.

                (n) All construction and/or maintenance work required by the terms of any Space Lease or other Company Permitted Encumbrances, or by any building, zoning or other law, ordinance or regulation affecting the Property, including without limitation any roadway and utility line construction on the Property and/or adjacent property has been satisfactorily completed and there are and will be at Closing no charges, Liens or assessments against the Property for any of same.

     SECTION 3.12 ENVIRONMENTAL MATTERS. None of the Company, its Subsidiary or, to the knowledge of the Company, any other person has caused or permitted (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or any other materials that are regulated by or form the basis of liability under any Environmental Law materials (collectively, "HAZARDOUS MATERIALS") on any of the Property, or (b) any unlawful spills, releases, discharges or disposal, dumping or storage of Hazardous Materials to have occurred or be presently occurring on or from the Property as a result of any construction on or operation and use of such properties, which presence or occurrence would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect; and in connection with the construction on or operation and use of the Property, the Company and its Subsidiary have not failed to comply, in any material respect, with all Environmental Laws. The Company has delivered to Merger Sub true, correct and complete copies of all reports identified on SCHEDULE 3.12 attached hereto.

                  For purposes of this Agreement, the term "ENVIRONMENTAL LAW" shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as the same may be amended from time to time) and any other law, ordinance or regulation and administrative and judicial orders of any governmental entity, including requirements under permits, licenses, consents and approvals, relating to pollution or protection of human health or safety or the environment, including those that relate to emissions, discharges, releases or threatened releases, or the generation, recycling, manufacturing, processing, distribution, use, reuse, treatment, storage, disposal, transport, or handling, of Hazardous Materials.

     SECTION 3.13 INFORMATION. None of the Proxy Statement (as defined in
Section 5.1(b)) or any other document filed or to be filed by or on behalf of the Company with the SEC or any other governmental entity in connection with the transactions contemplated hereby contained when filed or will, at the respective times filed with the SEC or other governmental entity and, in addition, in the case of the Proxy Statement, if any, at the date it or any amendment or supplement thereto is mailed to shareholders and at the time of the meeting of shareholders of the Company to vote on the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing shall not apply to information supplied in writing by Merger Sub or Parent specifically for inclusion or incorporation by reference in any such document. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. None of the information supplied by the Company specifically for inclusion or incorporation by reference in any document filed or to be filed by or on behalf of Merger Sub or Parent with the SEC or any other governmental entity in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.14 MARYLAND TAKEOVER LAW. The Company has taken all action required to be taken by it in order to exempt this Agreement and the Merger from the requirements of any "moratorium," "control share," "fair price," or "affiliate transaction," or other takeover laws and regulations of any State (collectively, "TAKEOVER STATUTES") including the Maryland Control Share Acquisition Act, and any takeover provision in any of the Company's governing documents other than the Maryland Business Combination Act. The affirmative vote of holders of at least: (i) eighty (80%) of the issued and outstanding shares of the Company Common Stock and (ii) two-thirds of the issued and outstanding shares of Company Common Stock not held by Parent or any affiliate or associate of Parent (as such terms are defined in Section 602 of the Maryland Business Combination Act of the MGCL) is the only vote of the Company's stockholders required to approve this Agreement and the Merger (together, the "Company Stockholder Vote"). The Company's Board of Trustees has taken all action required to be taken by it in order to exempt Parent, Merger Sub and each of their respective affiliates from the Aggregate Share Ownership Limit provisions and transfer restrictions set forth in Article VII of the Company's Declaration of Trust, as amended.

     SECTION 3.15 BROKER'S FEES. No broker, investment banker, financial advisor or other person, other than Rockwood Realty Associates ("ROCKWOOD") (the fees and expenses of which are described in the engagement letter dated April 1, 2004, between Rockwood and the Company as last amended by that certain extension letter dated as of July 25, 2005 between Rockwood and the Company, a true and correct copy of which has been provided to the Parent and such agreement has not been further amended) and the Financial Advisor (the fees and expenses of which are described in the engagement letter dated September 29, 2005, between the Financial Advisor and the Company, a true and correct copy of which has been provided to the Parent and such agreement has not been amended), is entitled to any broker's, financial advisor's or similar fees or commissions in connection with the transactions contemplated hereby based on agreements, arrangements or understandings made by or on behalf of the Company, its Subsidiary, or their respective officers, directors, representative or employees.

     SECTION 3.16 CONTRACTS. Schedule 3.16 lists, as of the date of this Agreement, all written or oral contracts, agreements, guarantees, leases and executory commitments (other than Company Plans, the Office Lease or Space Leases) (each, a "CONTRACT") to which the Company or its Subsidiary is a party and that fall within any of the following categories: (a) Contracts not entered into in the ordinary course of the Company's and its Subsidiary's business consistent with past practice, (b) joint venture, partnership and similar agreements, (c) Contracts that are Service Contracts or equipment leases involving payments by the Company or its subsidiaries of more than $50,000 per year, (d) Contracts containing covenants purporting by their express terms to limit the freedom of the Company or its Subsidiary to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts that, after the Effective Time, would have the effect of limiting the freedom of Parent or its Subsidiaries (other than the Company and its Subsidiary) to compete in any line of business in any geographic area or to hire any individual or group of individuals, (f) Contracts relating to any outstanding commitment for capital expenditures, (g) Contracts with any with any present or former stockholder, director, officer, employee, partner or consultant of the Company or its Subsidiary, (h) indentures, mortgages, promissory notes, loan agreements, guarantees of borrowed money or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of the Company or its Subsidiary, (i) Contracts with or for the benefit of any of the Company's affiliates or immediate family member thereof (other than the Company's Subsidiary) and (n) Contracts involving payments by the Company or its Subsidiary of more than $50,000 per year. All such Contracts and all other Contracts that are material to the business or operations of the Company or its Subsidiary are valid and binding obligations of the Company or its Subsidiary, as the case may be, and, to the knowledge of the Company, the valid and binding obligation of each other party thereto, except such Contracts that, if not so valid and binding, would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company or its Subsidiary, nor, to the knowledge of the Company, any other party thereto, is in violation of or in default in respect of, nor has there occurred an event or condition, that with the passage of time or giving of notice (or both), would constitute a default under or permit the termination of, any such Contract or of any other Contract that is material to the business or operations of the Company or its Subsidiary, except such violations or defaults under or terminations that, individually or in the aggregate, would not have a Company Material Adverse Effect.

     SECTION 3.17 INSURANCE. SCHEDULE 3.17 lists all material insurance policies and binders and programs of self-insurance owned, held or maintained by the Company and its Subsidiary on the date this Agreement that afford or afforded, as the case may be, coverage to the Company or its Subsidiary, or the respective assets or businesses of the Company or its Subsidiary. The Company's and its Subsidiary's insurance policies are in all material respects in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default thereunder. All premiums under the Company's and its Subsidiary's insurance policies have been paid in full to date. The Company and its Subsidiary have not been refused any insurance, nor has the coverage of the Company or any of its Subsidiary been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past three years. The Company or its Subsidiary is a "named insured" or an "insured" under such insurance policies. Set forth on SCHEDULE 3.17 is the amount of the annual premium currently paid by the Company for its directors' and officers' liability insurance.

     SECTION 3.18 OPINION OF FINANCIAL ADVISOR. The Board of Trustees of the Company has received, and provided to the Parent, the Fairness Opinion, and such opinion has not been withdrawn or revoked or otherwise modified in any material respect.

     SECTION 3.19 BOARD RECOMMENDATION. (a) The Board of Trustees of the Company, at a meeting duly called and held, has, by unanimous vote of those trustees present (who constituted 100% of the trustees then in office), (i) determined, that this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable and fair to and in the best interests of the Company Stockholders, (ii) directed that the transaction be submitted to the Company Stockholders for consideration and (iii) resolved, as of the date of this Agreement, to recommend that the Company Stockholders approve this Agreement and the Merger (the "COMPANY BOARD RECOMMENDATION").

                (b) The Special Committee, at a meeting duly called and held, has, by unanimous vote of all of the members of the Special Committee (i) determined, that this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable and fair to and in the best interests of the Company Stockholders, (ii) directed that the transaction be submitted to the Company Stockholders for consideration and (iii) resolved, as of the date of this Agreement, to recommend that the Board of Trustees approve this Agreement and the Merger.

                                   ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Each of Parent and Merger Sub hereby represents and warrants to the Company as follows:

     SECTION 4.1 ORGANIZATION. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, as applicable, and each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent owns all of the outstanding capital stock or other equity interests of Merger Sub.

     SECTION 4.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Parent was an aggregate of 461,600,000 shares, consisting of 300,000,000 shares of Parent Common Stock; 153,000,000 shares of Excess Stock of the Parent, par value $0.01 per share; 3,600,000 shares of Preferred Stock; 345,000 shares of 7 3/4% Class A Cumulative Redeemable Preferred Stock, $1.00 par value per share ("CLASS A PREFERRED STOCK"); 230,000 shares of 8 1/2% Class B Cumulative Redeemable Preferred Stock, $1.00 par value per share ("CLASS B PREFERRED Stock"); 460,000 shares of 8 3/8% Class C Cumulative Redeemable Preferred Stock, $1.00 par value per share ("CLASS C PREFERRED STOCK"); 700,000 shares of 7 1/2% Class D Cumulative Convertible Preferred Stock, $1.00 par value per share ("CLASS D PREFERRED STOCK"); 65,000 shares of Floating-Rate Class E Cumulative Redeemable Preferred Stock; $1.00 par value per share ("CLASS E PREFERRED STOCK"); 700,000 shares of 6.65% Class F Cumulative Redeemable Preferred Stock, $1.00 par value per share ("CLASS F PREFERRED STOCK"); 345,000 shares of Class A Excess Preferred Stock, $1.00 par value per share ("CLASS A EXCESS PREFERRED STOCK"); 230,000 shares of Class B Excess Preferred Stock, $1.00 par value per share ("CLASS B EXCESS PREFERRED STOCK"); 460,000 shares of Class C Excess Preferred Stock, $1.00 par value per share ("CLASS C EXCESS PREFERRED STOCK"); 700,000 shares of Class D Excess Preferred Stock, $1.00 par value per share ("CLASS D EXCESS PREFERRED STOCK"); 65,000 shares of Class E Excess Preferred Stock, $1.00 par value per share ("CLASS E EXCESS PREFERRED STOCK"); and 700,000 shares of Class F Excess Preferred Stock, $1.00 par value per share ("CLASS F EXCESS PREFERRED STOCK"). As of September 30, 2005, the outstanding shares of stock of the Parent were as follows: 227,252,825 shares of Common Stock; no shares of Excess Stock; no shares of Preferred Stock; no shares of Class A Preferred Stock; no shares of Class A Excess Preferred Stock; no shares of Class B Preferred Stock; no shares of Class B Excess Preferred Stock; no shares of Class C Preferred Stock; no shares of Class C Excess Preferred Stock; no shares of Class D Preferred Stock; no shares of Class D Excess Preferred Stock; no shares of Class E Preferred Stock; no shares of Class E Excess Preferred Stock; 700,000 shares of Class F Preferred Stock and no shares of Class F Excess Preferred Stock. In addition, as of the same date, approximately 20,944,231 shares of Common Stock have been reserved for issuance under the Parent's 1998 Equity Participation Plan (the "PARENT EQUITY PARTICIPATION PLAN") and the Parent's Stock Option Plan (the "PARENT OPTION PLAN"). Except for the options to purchase shares of Parent Common Stock under the Parent Equity Participation Plan and Parent Option Plan, which may be redeemed for shares of Parent Common Stock, and 4,766,160 shares issuable upon conversion of certain convertible units, there were not as of the date hereof, any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Parent, Merger Sub or any of their respective Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interests of Parent, Merger Sub or any of their respective Subsidiaries or any other securities convertible into or evidencing the right to subscribe for any such shares or other equity interests. All issued and outstanding shares of Parent Common Stock are duly authorized and validly issued, fully paid, non-assessable (other than general partnership interests in Subsidiaries that are partnerships) and free of preemptive rights with respect thereto.

     SECTION 4.3 AUTHORITY. (a) Merger Sub has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of its shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Merger Sub and no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Merger Sub and, assuming this Agreement constitutes a legal, valid and binding agreement of the Company, it constitutes a legal, valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, subject to applicable bankruptcy, in-solvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

                (b) Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Parent no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, assuming this Agreement constitutes a legal, valid and binding agreement of the Company, it constitutes a legal, valid and binding agreement of Parent, enforceable against it in accordance with its terms, subject to applicable bankruptcy, in-solvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

     SECTION 4.4 NO VIOLATIONS; CONSENTS AND APPROVALS. (a) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or compliance by Parent or Merger Sub with any of the provisions hereof will (i) conflict with or violate any provision of such party's charter or by-laws, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of modification, termination, cancellation or acceleration, or result in the loss of any benefit to which Parent or Merger Sub is entitled or any increase in any of Parent's or Merger Sub's payment or performance obligations, any of the terms, conditions or provisions of any Contract, arrangement, understanding, order, arbitration award, license, franchise, permit judgment, decree, note, bond, mortgage, indenture or other instrument which Parent or Merger Sub is a party, or by which Parent or Merger Sub or any of their respective properties is bound or result in the creation or imposition of any Lien on asset of the Company or its Subsidiary, or (iii) violate any statute, rule, regulation, order or decree of any public body or authority by which Parent or Merger Sub or any of their respective properties is bound, excluding from the foregoing clauses (ii) or (iii) violations, breaches, defaults or rights which, either individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect or for which Parent or Merger Sub has received or, prior to the Closing Date, shall have received appropriate consents or waivers.

                (b) No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required in connection with the execution and delivery of this Agreement by Parent or Merger Sub, or the consummation by Parent or Merger Sub of the transactions contemplated hereby, except (i) expiration of the waiting period under the HSR Act, if a filing under the HSR Act is required,
(ii) in connection, or in compliance, with the provisions of the Exchange Act,
(iii) the filing of articles of merger with the Department, (iv) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated hereby, (v) filings with, and approval of, the NYSE with respect to the listing of the Parent Common Stock to be issued in connection with the Merger, (vi) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings as may be required under the corporation, takeover or blue sky laws of various states and
(vii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 4.5 SEC DOCUMENTS; FINANCIAL STATEMENTS. (a) Parent has timely filed with the SEC and has made available to the Company copies of each form, statement, registration statement, report, proxy statement, information statement, schedule or other document filed with the SEC by Parent since its December 31, 1999 under the Securities Act or the Exchange Act (such documents, as supplemented and amended since the time of filing, the "PARENT SEC DOCUMENTS"). As of their date filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), the Parent SEC Documents, including any financial statements or schedules included therein, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (b) As of the dates filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), the consolidated financial statements included in the Parent SEC Documents complied as to form in all material respects with then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented Parent's consolidated financial position and that of its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended.

     SECTION 4.6 LITIGATION. Except as disclosed in the Parent SEC Documents, there is no Action pending or, to the knowledge of Parent or Merger Sub, threatened against Parent, any of its Subsidiaries or any of their respective properties or assets before any governmental entity which, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Documents, none of the Parent or any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 4.7 TAXES. Parent (i) has elected to be taxed as a REIT within the meaning of the Code and has qualified as, and complied with all applicable laws, rules and regulations, including the Code, relating to, a REIT, for all taxable years commencing with its taxable year ending December 31, 1992, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for each taxable year ending after the Closing Date, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in, and Parent has no actual knowledge of, a revocation of its status as a REIT. Parent represents that each of its Subsidiaries of which all the outstanding capital stock is owned solely by Parent is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code or a taxable REIT subsidiary as defined in
Section 856(l)(1) of the Code.

     SECTION 4.8 PROXY STATEMENT; FORM S-4 REGISTRATION STATEMENT; OTHER INFORMATION. None of the information with respect to Parent or its Subsidiaries supplied by Parent or Merger Sub in writing specifically for inclusion in the Proxy Statement or any amendments thereof or supplements thereto and at the time of the meeting of the shareholders of the Company to vote on the Merger or in the Form S-4 Registration Statement (as defined in Section 5.1 hereof) will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, or, in the case of the Form S-4 Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent with respect to information related to the Company or any affiliate of the Company included in the Proxy Statement or the Form S-4 Registration Statement, as the case may be. The Proxy Statement and the Form S-4 Registration Statement will each comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act, respectively, and the rules and regulations promulgated under each such statute.

     SECTION 4.9 BROKER'S FEES. None of Parent, any of its Subsidiaries or any of their respective directors or officers has incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated hereby, and none of Parent, any of its Subsidiaries or any of its directors or officers has employed any broker, finder or financial advisor in connection with any of the transactions contemplated hereby.

     SECTION 4.10 AUTHORIZATION FOR PARENT COMMON STOCK. Parent has taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued by it pursuant to this Agreement. Shares of Parent Common Stock issued pursuant to this Agreement will, when issued, be validly issued, fully paid and nonassessable and no Person will have any preemptive right of subscription or purchase in respect thereof. Shares of Parent Common Stock will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws and will, when issued, be listed on the NYSE, subject to official notice of issuance.

                                   ARTICLE 5

                            COVENANTS OF THE PARTIES

     SECTION 5.1 TAKING OF NECESSARY ACTION. (a) Each party hereto agrees to use its reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, subject to the terms and conditions hereof, including (i) all actions and things necessary to cause all conditions precedent to its obligations set forth in ARTICLE 6 to be satisfied, (ii) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (collectively, the "REQUIRED APPROVALS") and (iii) taking all reasonable steps as may be necessary to obtain all such Required Approvals. In furtherance and not in limitation of the foregoing, each of the Company, Parent and Merger Sub agrees that if required they shall to the extent necessary (i) make, as promptly as practicable, (A) if required, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby and (B) all other necessary filings with other governmental entities relating to the Merger and the other transactions contemplated by this Agreement, and, to supply as promptly as practicable any additional information or documentation that may be requested pursuant to such laws or by such governmental entities or third parties and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws or from such governmental entities as soon as practicable and (ii) not to extend any waiting period under the HSR Act into any agreement with the FTC or the DOJ not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed). Each of the Company, Parent and Merger Sub shall, in connection with the efforts referenced in this Section 5.1 to obtain all Required Approvals, use its reasonable commercial efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law, permit the other party to review in advance any proposed written communication between it and any governmental entity or any third party with respect to obtaining the Required Approvals, (iii) promptly inform each other of (and, at the other party's reasonable request, supply to such other party) any communication (or other correspondence or memoranda) received by such party from, or given by such party to, the DOJ, the FTC or any other governmental entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iv) consult with each other in advance to the extent practicable of any meeting or conference with the DOJ, the FTC or any other governmental entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the DOJ, the FTC or such other applicable governmental entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences.

                (b) As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC a preliminary proxy statement by which the shareholders of the Company will be asked to approve the Merger (together with all amendments and supplements thereto, the "PROXY STATEMENT"). The Company shall use its reasonable best efforts to respond to any comments or other communication of the SEC, and to cause the Proxy Statement to be mailed to the shareholders of the Company at the earliest practicable time. The Company will notify the Merger Sub and Parent (together, the " ACQUIRING ENTITIES") promptly of the receipt of any comments or other communication from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or for additional information and will supply the Acquiring Entities with copies of all written correspondence and advise the Acquiring Entities of all oral communication between it or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement, in the case of correspondence to or communications with the SEC, sufficiently in advance of such correspondence or communication to provide the Acquiring Entities with the reasonable opportunity to review and comment on such correspondence and communication. The Proxy Statement shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company or Acquiring Entities, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of the Company such amendment or supplement in each case as reasonably in advance of such filing to provide the Acquiring Entities with the reasonable opportunity to review and comment on such filing. Subject to the provisions of clause (c) below and Section 5.4 hereof, the Proxy Statement shall include the Company Board Recommendation.

                (c) The Company shall duly take all lawful action to call, give notice of, convene and hold a meeting of its shareholders (the "COMPANY STOCKHOLDER MEETING") to be held as promptly as practicable for the purpose of obtaining the Company Stockholder Approval and, subject to Section 5.4, shall take all lawful action to solicit the Company Stockholder Approval. The Board of Trustees of the Company shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Parent or Merger Sub the Company Board Recommendation or (ii) take any action or make any statement in connection with the Company Stockholders Meeting inconsistent with such recommendation (each of (i) and (ii) collectively, a "CHANGE IN THE COMPANY BOARD RECOMMENDATION"); PROVIDED, HOWEVER, that the Board of Trustees of the Company may make a Change in the Company Board Recommendation pursuant to
Section 5.4 hereof. Notwithstanding any Change in the Company Board Recommendation, this Agreement shall be submitted to the stockholders of the Company at the Company Stockholder Meeting for the purpose of considering this Agreement and the Merger and, prior to the termination of this Agreement in accordance with Section 7.1, nothing contained herein shall be deemed to relieve the Company of such obligation.

                (d) Parent shall vote, or cause to be voted, all of the Shares then owned by it, Merger Sub or any of its other Subsidiaries in favor of the approval and adoption of the Merger and this Agreement at the Company Stockholder Meeting.

                (e) The Acquiring Entities shall, as promptly as practicable following the date of this Agreement, prepare and file with SEC a registration statement on Form S-4 (the "FORM S-4

REGISTRATION STATEMENT"), containing the Proxy Statement and prospectus, in connection with the registration under the Securities Act of Parent Common Stock issuable upon conversion of the Company Common Stock pursuant to the Merger. The Acquiring Entities shall, and shall cause their accountants and attorneys to, use their reasonable best efforts to have or cause the Form S-4 Registration Statement declared effective as promptly as practicable, including, causing their accountants to deliver necessary or required instruments such as opinions and certificates, and will take any other action reasonably required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process. The Company shall promptly furnish the Acquiring Entities with all information concerning it as may be required for inclusion in the Form S-4 Registration Statement. The Company shall cooperate with the Acquiring Entities in the preparation of the Registration Statement in a timely fashion and shall use reasonable best efforts to assist the Acquiring Entities in having the Registration Statement declared effective by the SEC as promptly as practicable. If, at any time prior to the Effective Time, the Company shall obtain knowledge of any information pertaining to the Company that would require any amendment or supplement to the Form S-4 Registration Statement, the Company shall so advise the Acquiring Entities and shall promptly furnish the Acquiring Entities with all information as shall be required for such amendment or supplement, and shall promptly amend or supplement the Form S-4 Registration Statement.

                (f) The Acquiring Entities shall use their reasonable best efforts to obtain, prior to the effective date of the Form S-4 Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Merger, and will pay all expenses incident thereto.

                (g) In furtherance and not in limitation of the foregoing, the Acquiring Entities shall use their reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any anti-trust, competition or trade regulatory laws, rules or regulations of any governmental entity; provided, however, that nothing contained herein shall require the Acquiring Entities to sell, hold separate or otherwise dispose of or agree to conduct their business in a specified manner or agree to permit the sale, holding separate or other disposition of, any assets of the Acquiring Entities, the Company or their respective Subsidiaries.

        SECTION 5.2       PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY.

                (a) The Company and the Acquiring Entities will cooperate with each other before making any public statements or issuing any press releases with respect to this Agreement and any of the transactions contemplated hereby and shall not make any such public statements or issue any such press releases prior to such consultation, subject to each party's disclosure obligations imposed by law and any stock exchange or similar rules.

                (b) Each of the Company and the Acquiring Entities agrees that all information provided to it or any of its representatives pursuant to this Agreement shall be kept confidential, and each of the Company and the Acquiring Entities shall not (x) disclose such information to any persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of the Company or the Acquiring Entities, as applicable, who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information or (y) use such information in a manner which would be detrimental to the Company; PROVIDED, HOWEVER, the foregoing obligation of each of the Company and the Acquiring Entities shall not (i) relate to any information that (1) is or becomes generally available other than as a result of unauthorized disclosure by the Company or the Acquiring Entities, as applicable, or by persons to whom the Company or the Acquiring Entities, as applicable, has made such information available, (2) is or becomes available to the Company or the Acquiring Entities, as applicable, on a non-confidential basis from a third party that is not, to the knowledge of the Company or the Acquiring Entities, as applicable, bound by any other confidentiality agreement with the other party hereto, or (ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

     SECTION 5.3 CONDUCT OF THE BUSINESS OF THE COMPANY. Prior to the Effective Time, except as contemplated by this Agreement and except for the matters set forth in SCHEDULE 5.3 or unless Merger Sub shall otherwise have previously agreed in writing, the Company shall, and shall cause its Subsidiary to, cause the Property to be operated and maintained in a professional manner and to carry on their respective businesses in the usual, regular and ordinary course in accordance in all material respects with past practice and in accordance with all applicable laws, and shall, and shall cause its Subsidiary to, use reasonable best efforts to preserve intact the Company's status as a REIT within the meaning of the Code, to preserve intact their present business organizations and properties, and keep available the services of their employees and preserve their relationships with customers, suppliers, tenants and others having business dealings with them. Without limiting the generality of the foregoing, and except as contemplated by this Agreement, including Section 2.5, and except for the matters set forth in SCHEDULE 5.3, prior to the Effective Time unless Parent shall otherwise have previously agreed in writing, the Company shall not and shall not permit its Subsidiary to:

        (i) (w) declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than (1) dividends and distributions by the Company's Subsidiary to the Company, (2) the Special Dividend and (3) if the Closing occurs after December 23, 2005, the 2005 Dividend, (x) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) purchase, redeem or otherwise acquire, any shares of capital stock of the Company or its Subsidiary or any other equity securities thereof or any rights, warrants, or options to acquire any such shares or other securities or (z) create any subsidiaries;

        (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities of the Company or any securities convertible into, or any rights, warrants or options to acquire, any such shares or voting securities;

        (iii) amend its declaration of trust, by-laws or other comparable organizational documents;

        (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (y) any assets other than in the ordinary course of business, consistent with past practice and in accordance with the budget provided to Parent;

        (v) (i) sell, contribute, assign or create any right, title or interest whatsoever in or to the Property, (ii) cause any Lien, assessment, obligation, interest, encroachment or liability whatsoever (other than the Company Permitted Encumbrances) to be placed or remain of record against the Property, and (iii) knowingly impair or modify in any material respect the status of title to (or the legal description of) the Property;

        (vi) except for the Telco Stores Lease, (1) enter into any new (or extend, renew or replace any existing) lease, agreement, service contract, employment contract, permit or obligation affecting the Property, (2) change, alter, file for, pursue, accept or obtain any zoning, land use permit or other development approval or entitlement, (3) consent to the inclusion of any portion of the Property into any special district or (4) terminate any Space Lease or Service Contract (other than upon expiration of such Tenant Lease or Service Contract pursuant to its terms); PROVIDED, HOWEVER, that the Company may enter into any -------- ------- service or similar contract without Merger Sub's approval if such contract is entered into in the ordinary course of the Company business and is terminable without penalty or premium on not more than 30 days' notice from the owner of the Property and is disclosed promptly in writing to Merger Sub; provided, FURTHER, that with the prior consent of the Parent, the Company may enter into new leases; -------

        (vii) make or rescind any material election relating to Taxes (unless the Company reasonably determines that such action is required by law or necessary to preserve the Company's status as a REIT);

        (viii    (A) change in any material respect (except as may be required by law) any of its methods, principles, or practices of accounting in effect or (B) settle or compromise any Action, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ending December 31, 2002, except as may be required by the SEC, changes in applicable law or GAAP;

        (ix) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person (other than indebtedness to, guarantees of, or issuances or sales to the Company or a wholly-owned Subsidiary of the Company), or enter into any "keep well" or other agreement to maintain any financial condition of another person, or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect subsidiary of the Company;

        (x) enter into or modify in any material respect any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee;

        (xi) accelerate the vesting or payment of the compensation payable or the benefits provided or to become payable or provided to any of its, or any of its subsidiaries', current or former directors, officers, employees or consultants, or otherwise pay any amounts not due such individual under an existing Company Benefit Plan;

        (xii) enter into, adopt or amend in any material respect any employee benefit plans, programs and other arrangements providing benefits to any employee or former employee or to any beneficiary or dependent thereof, and whether covering one individual or more than one individual, except as shall be required by Applicable Laws;

        (xiii) settle any Actions, whether now pending or made or brought after the date of this Agreement;

        (xiv) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any Contract, Service Contract or Space Lease;

        (xv) make any payments in respect of policies of directors' and officers' liability insurance (premiums or otherwise) other than premiums paid in respect of its current policies or a renewal thereof to the extent set forth in SCHEDULE 5.7(B);

        (xvi) take any action to exempt or make not subject to any Takeover Statutes;

        (xvii) on the Closing Date, make any payment, issue any checks, or initiate any transfers;

        (xviii)   accelerate the receipt of amounts due with respect to trade accounts receivable or any other accounts receivable, or lengthen the period for payment of accounts payable;

        (xix) take any action that could likely result in a violation or breach of any agreement, covenant, representation or warranty contained in this Agreement;

        (xx) allow any pending applications for approval or permit in connection with the Property to be withdrawn or permitted to lapse without Merger Sub's consent, (and the Company shall promptly notify Merger Sub of all pending applications); or

        (xxi) authorize any of, or commit or agree to take any of, the foregoing actions.

        SECTION 5.4       NO SOLICITATION OF TRANSACTIONS.

                (a) Unless and until this Agreement is terminated in accordance with its terms, neither the Company nor its Subsidiary shall, directly or indirectly, through any officer, trustee director, agent or otherwise, nor will it authorize or permit any investment banker, financial advisor, attorney, accountant or other representative acting on its behalf to (A) initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, (i) any acquisition in any manner, directly or indirectly (including through any option, right to acquire or other beneficial ownership), of 10% or more of any class of equity securities of the Company, or assets representing a material portion of the assets of the Company or the Property, other than by Parent or its Subsidiaries, (ii) any merger, consolidation, sale of assets, share exchange, recapitalization, other business combination, liquidation, or other action out of the ordinary course of business of the Company, other than with the Parent or its Subsidiaries, (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing (any of the foregoing, a "COMPETING PROPOSAL"), (iv) the withdrawal by the Company's Board of Trustees of its Company Board Recommendation or (B) enter into, participate or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or (C) agree to or endorse any Competing Transaction; PROVIDED, THAT, prior to the date of the Company Stockholders Meeting, the Company's Board of Trustees or the Special Committee (and the officers, trustees, agents, and financial advisors of the Company acting at the direction of the Company's Board of Trustees or the Special Committee) may furnish information to, or enter into discussions or negotiations with, any person that previously has made an unsolicited bona fide written Competing Proposal if, and only to the extent that (I) the Company's Board of Trustees, after consultation with and having considered the advise of independent outside legal counsel, determines in good faith, that (i) such Competing Proposal would, if consummated, constitute a Superior Proposal (as hereinafter defined), and (ii) the failure to engage in such negotiations or discussions or provide such information would constitute a breach of the duties of the Board of Trustees of the Company under the Company's declaration of trust or applicable law, (II) prior to taking such action, the Company (i) provides reasonable notice to Parent (but in any event no later than 48 hours prior to taking such action) to the effect that it is taking such action and (ii) receives from such person an executed confidentiality agreement in reasonably customary form, and (III) the Company notifies the Acquiring Entities as promptly as practicable of all of the relevant details relating to all inquiries and proposals which the Company or its Subsidiary or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, and, if such inquiry or proposal is in writing, the Company shall deliver to the Acquiring Entities a copy of such inquiry or proposal. In furtherance of and not in limitation of the preceding, the Company shall provide the Parent with a copy of any Competing Proposal or amendments or supplements thereto, and promptly inform Parent of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Competing Proposal, and shall promptly give Parent a copy of any information delivered to such person that has not previously been reviewed by Parent. Immediately after the execution and delivery of this Agreement, the Company will, and will cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Competing Proposal. Nothing contained in this Section shall prohibit the Company's

Board of Trustees from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer.

                (b) Except as set forth in this Section 5.4(b), the Company Board of Trustees will not approve or recommend or permit the Company to enter into any agreement with respect to any Competing Proposal (other than a confidentiality agreement as described in Section 5.4(a)) made by any person other than Parent or Merger Sub or, except as set forth in this Section 5.4(b) or in Section 5.1(c), make a Change in the Company Board Recommendation. Notwithstanding the foregoing and subject thereto, if the Company Board of Trustees, after having considered the advice of independent outside legal counsel, determines in good faith that failing to take such action would constitute a breach of the obligations of the Company Board of Trustees under the Company's declaration of trust or applicable law, the Company Board of Trustees may, prior to the date of the Company Stockholders Meeting, approve or recommend a Competing Proposal (or amendment or supplement thereto) or cause the Company to enter into an agreement with respect thereto or make a Change in the Company Board Recommendation, but in each case only if (i) the Company provides written notice to Parent (a "NOTICE OF SUPERIOR PROPOSAL"), which notice must be received by Parent at least five Business Days (exclusive of the day of receipt by Parent of the Notice of Superior Proposal) prior to the time it intends to cause the Company to enter into such an agreement, advising Parent in writing that the Company Board of Trustees has received a Competing Proposal (or amendment or supplement thereto) which it believes constitutes a Superior Proposal and which it intends to accept and, with respect to which, enter into a definitive agreement, subject to the provisions of this Section 5.4(b), providing a copy of any written offer or proposal describing the Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, (ii) as of the end of such five Business Day period referenced above, Parent shall have failed to notify the Company in writing that it has determined to revise the terms of the Merger to provide that the Merger Consideration will be equal to or greater than the consideration to be paid to the Company stockholders pursuant to the Superior Proposal, and (iii) the Company terminates this Agreement in accordance with the requirements of Section 7.1(h) within 48 hours after the lapse of the five-day period referenced above and immediately thereafter enters into an agreement with respect to such Superior Proposal. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide Competing Proposal not directly or indirectly initiated, solicited, encouraged or facilitated by the Company after the date of this Agreement in contravention of the provisions hereof which the Company Board of Trustees or the Special Committee determines in good faith judgment (based on the advice of the Financial Advisor or another investment banker of nationally recognized reputation), taking into account all legal, financial, regulatory and other aspects of the proposal, including the tax consequences of such Competing Proposal to the Company and its shareholders, and the person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to the Company's shareholders (in their capacity as shareholders), from a financial point of view, than the Merger and
(ii) is reasonably capable of being completed; PROVIDED, HOWEVER, that for purposes of this definition, the term Competing Proposal shall have the meaning assigned to such term in Section 5.4(a) except that the reference to 10 percent in the definition of "Competing Proposal" shall be deemed to be a reference to 100 percent.

     SECTION 5.5 INFORMATION AND ACCESS. Subject to and without limiting the Indemnification Agreement, dated as of March 28, 2005 by and between the Company and

Parent (as amended, the "INDEMNIFICATION AGREEMENT"), from the date hereof until the Closing Date, (i) each party hereto and its respective Subsidiaries shall afford to the other party and such other party's accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to such other party (1) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of applicable laws, and (2) all other information concerning their businesses, personnel and (with respect to the Company) the Property as such other party may reasonably request. Such other party and its accountants, counsel and other representatives shall, in the exercise of the rights described in this Section, not unduly interfere with the operation of the businesses of the party providing the access and information.

     SECTION 5.6 EMPLOYEE AND OTHER ARRANGEMENTS. From and after the Effective Time, Parent will cause the Surviving Corporation to honor, in accordance with their terms, (i) all employment and consulting agreements and other contracts to which the Company or its Subsidiary are parties set forth on SCHEDULE 5.6 hereto and (ii) obligations to the Company's employees and former employees under the continuation coverage requirements of Section 4980B of the Code ("COBRA"); provided, however, nothing herein shall require the Acquiring Entities to pay or reimburse the Company's employees or former employees for any COBRA related costs they are responsible for paying under applicable law.

     SECTION 5.7 INDEMNIFICATION. (a) Parent agrees that (i) all rights to indemnification existing in favor of any trustee, officer, employee, or agent of the Company and its Subsidiary (the "INDEMNIFIED PARTIES") as provided in their respective declaration of trust, by-laws or comparable organizational documents or in indemnification or reimbursement agreements with the Company or its Subsidiary, or otherwise in effect as of the date hereof, in each case to the extent provided to Parent prior to the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years and ninety days from the Effective Time; provided that, in the event any claim or claims are asserted or made within such six-year and ninety day period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Parent also agrees to, from and after the Closing, indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, trustees, employees or agents of the Company or its Subsidiary, or as trustees or fiduciaries of any plan for the benefit of employees or trustees of, or otherwise on behalf of, the Company or its Subsidiary, including the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Without limiting the generality of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any Action in connection with any matter, including the transactions contemplated by this Agreement, Parent will pay as incurred such Indemnified Party's reasonable legal fees and expenses (including the fees and expenses of enforcing this indemnity) of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses (including the cost of any investigation and preparation) incurred in connection therewith, to the extent not prohibited by the MGCL and upon receipt of any affirmation and undertaking required by the MGCL;

PROVIDED, HOWEVER, that Parent shall not be liable for any settlement effected without its written consent and the Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any issue between positions of any two or more Indemnified Parties.

                (b) Notwithstanding anything to the contrary in Section 5.3, prior to the Effective Time, the Company will purchase a "tail policy" providing coverage substantially similar to the current policies of the directors' and officers' liability insurance maintained by the Company for a six year period from and after the Effective Time; provided, that the Company shall not pay more than 300% of the last annual premium paid by the Company prior to the date hereof for such insurance policy and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.7, it shall obtain as much comparable insurance as possible for a premium equal to such maximum amount; provided, further, to the extent any premiums for such insurance policy have not been paid prior to the last Business Day before the Closing Date such premiums shall be considered Company Merger Expenses.

                (c) Notwithstanding any other provisions hereof, the obligations of the Company, the Surviving Corporation and Parent contained in this Section
5.7 shall be binding upon the successors and assigns of Parent and the Surviving Corporation.

                (d) The obligations of the Company, the Surviving Corporation and Parent under this Section 5.7 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.7 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.7 applies shall be third party beneficiaries of this Section 5.7).

     SECTION 5.8 REORGANIZATION. From and after the date hereof and until the Effective Time, none of the Company, Parent, Merger Sub or any of their respective Subsidiaries or other Affiliates shall (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or
(ii) enter into any Contract, commitment or arrangement with respect to the foregoing. Following the Effective Time, the Surviving Corporation shall use its best efforts to conduct its business in a manner that would not jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 5.9 LISTING APPLICATION. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock which are to be issued in the Merger to be listed for trading on the NYSE, subject to official notice of issuance prior to the Closing Date.

     SECTION 5.10 TRANSFER TAXES. The Company and the Acquiring Entities shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, transfer, value-added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "TRANSFER TAXES"). Other than to the extent included in Company Merger Expenses and deducted from the Merger

Consideration, all obligations with respect to Transfer Taxes from and after the Effective Time, shall be obligations of the Surviving Corporation or Parent as the case may be, and shall not be deducted or withheld from any amounts payable to the holders of Company Common Stock.

     SECTION 5.11 TAX RETURNS. The Company shall timely prepare and file or shall cause to be timely prepared and filed all Tax Returns of the Company and the Subsidiary for any taxable period that ends on or before the Closing Date; PROVIDED, HOWEVER, that the Company, prior to filing such Tax Returns, shall provide Parent copies of such proposed Tax Returns at least 30 days prior to the due date thereof (other than payroll tax returns, which shall be provided as soon as possible after the filing thereof), such Tax Returns shall be prepared consistently with this Agreement and past practice and, in the event that the Parent reasonably objects to any item in such Tax Returns, the Company shall make (or cause to be made) such revisions to such proposed tax returns as are reasonably requested by the Parent. In the event that the Company and its Subsidiary, on the one hand, and Parent, on the other hand, cannot reach an agreement with respect to such Tax Return prior to the Closing Date and it is possible to extend the time to file until a date after the Closing Date (taking multiple extensions into account), the Company shall, and shall cause its Subsidiary to, not file such Tax Return and instead request an extension of time within which to file such Tax Return until after the Closing Date, in which event Parent shall prepare and file, or cause to be prepared and filed, such Tax Return after the Closing Date.

     SECTION 5.12 GUARANTY. Parent hereby agrees to take all actions within its power to cause Merger Sub to perform its obligations under this Agreement.

     SECTION 5.13 AFFILIATES. Not less than 45 days prior to the date of the Company Stockholder Meeting, the Company shall deliver to the Acquiring Entities a list identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated from time to time as may be reasonably necessary to reflect changes from the date thereof. The Company shall use reasonable best efforts to cause each Person identified on such list to deliver to Parent not later than ten days prior to the Effective Time, a written agreement substantially in the form attached as EXHIBIT A hereto (an "AFFILIATE AGREEMENT").

     SECTION 5.14 ESTOPPELS. On or before the 5th day prior to the Closing Date, the Company shall deliver to Merger Sub copies of (a) an executed estoppel certificate from each of the tenants listed on SCHEDULE 5.14 in substantially the form attached hereto as EXHIBIT B, and (b) executed estoppel certificates from tenants under other Space Leases (i.e., tenants other than those named in SCHEDULE 5.14) and that, in the aggregate, lease at least 50% of the gross leaseable area of the Property that is occupied by tenants other than those named in SCHEDULE 5.14, each in the form attached hereto as EXHIBIT B (unless a tenant's Space Lease requires a different form, in which case such form shall be used for such Space Lease instead) (each, a "TENANT ESTOPPEL"). Each of the Tenant Estoppels shall be dated effective as of no earlier than the 30th day prior to the Closing Date. At the Closing, the Company shall deliver to Merger Sub each executed original Tenant Estoppel.

     SECTION 5.15 CASUALTY; CONDEMNATION.

                (a) Prior to Closing, in the event of any damage to or destruction of all or part of the Property (notice of which shall be given to Merger Sub by the Company as soon as practicable following its occurrence), then the Company shall promptly repair or replace such damage or destruction, except that if the cost of such repair or replacement exceeds $1,000,000, or the damage would take more than sixty (60) days to repair or rebuild, then in any such case Parent shall have the right to terminate this Agreement by giving the Company written notice of its intention to do so, such notice by Merger Sub to the Company to be given not later than seven (7) days after Merger Sub shall have received the notice from the Company of such aforesaid occurrence.

                (b) In the event that any governmental authority having jurisdiction of all or part of the Property notifies the Company or its Subsidiary before the Closing that some alteration of or addition to the Property is required to be made by law, rule or regulation (notice of which shall be given to Merger Sub by the Company as soon as practicable after its receipt) or otherwise requires a cure of a violation, then the Company shall promptly undertake such alteration or addition or cure and shall accomplish the same before the date of Closing; provided, however, that if the cost of such alteration or addition or cure shall exceed $1,000,000, then in such event Parent shall have the right to terminate this Agreement, by written notice given to the Company within fifteen (15) days after the Company has given Merger Sub the aforesaid notice..

                (c) In the event that any condemnation or eminent domain proceedings affecting the Property shall be threatened, contemplated, commenced or consummated prior to the Closing (notice of which shall be given to Merger Sub by the Company as soon as practicable after receipt by the Company or its Subsidiary), Parent shall have the right to terminate this Agreement, by written notice given to the Company within fifteen (15) days after the Company has given Merger Sub the aforesaid notice.

        SECTION 5.16      TITLE INSURANCE POLICY.

                (a) Parent has obtained an Owners Title Insurance Commitment (the "Title Commitment") with respect to the Property prior to the date of this Agreement from First American Title Insurance Company of New York (the "Title Insurer"), pursuant to which the Title Insurer has committed to insure Subsidiary's fee simple title to the Property. Parent has previously delivered a true and complete copy of the Title Commitment to the Company. The Parent hereby acknowledges that the Title Commitment does not reveal any Encumbrances, Property Restrictions or other defects of title that are not Company Permitted Encumbrances. Parent shall notify the Company in writing of any Encumbrances, Property Restrictions or other defects of title, which are not Company Permitted Encumbrances, disclosed in any update or continuation of the Title Commitment within ten Business Days of Parent's receipt thereof (and provide the Company within such ten-Business Day period with true and complete copies of any such Encumbrances, Property Restrictions or other defects of title). After receipt of Parent's notice of title objections, the Company shall have the right, exercisable by providing Parent notice within 10 Business Days of Company's receipt of Parent's notice of title objections, to give notice to Parent of its election not to cure same (or its inability to do so) (a "Non-Cure Notice") and in the event that (a) a Non-Cure Notice is delivered, (b) the Company fails to deliver a Non-Cure Notice within the applicable 10-Business Day period or (c) within 45 Business Days of Parent's delivery of a notice of title objections the Company has not removed or cured the noticed title objections, Parent shall have the right, exercisable within 10 Business Day from such event, either (i) to elect to accept the title to the Property subject to the title objections specified by Parent (in which event such title objections shall be deemed for all purposes herein, "Company Permitted Encumbrances") without any reduction or abatement of the Merger Consideration or (ii) to elect to terminate this Agreement. Failure of Parent to notify the Company of its election within the applicable 10-Business Day period shall be deemed to constitute Parent's election to accept such title objections, which title objections will then be deemed for all purposes herein as "Company Permitted Encumbrances."

                (b) Notwithstanding anything to the contrary set forth in clause
(a) above,

                        (i) The Company shall not be obligated to pay the cost of any policy of title insurance and of any survey relating to the Property;

                        (ii) Unpaid Liens for taxes, water charges and assessments which Subsidiary is obligated to pay and discharge shall not be deemed an Encumbrance, Property Restriction or other defect of title which is not a Permitted Company Encumbrance;

                        (iii) If, on the Closing Date, there shall be financing statements which were filed more than five years prior to the Closing Date and which were not continued, such financing statements shall not be deemed an Encumbrance, Property Restriction or other defect of title which is not a Permitted Company Encumbrance, provided that (i) the Title Insurer shall afford Subsidiary affirmative coverage against any loss or damage (including reasonable attorneys' fees and expenses of litigation) resulting from the enforcement or attempted enforcement of the security interest evidenced by such financing statement(s) or (ii) each such financing statement is omitted as an exception from the title insurance coverage afforded to Subsidiary by the Title Insurer;

                        (iv) In the event there are unpaid state franchise Taxes and/or municipal corporate business Taxes due from any Persons in the chain of title, which franchise taxes and/or municipal business Taxes are or may be a Lien upon the Property, such Taxes shall not be deemed an Encumbrance, Property Restriction or other defect of title which is not a Permitted Company Encumbrance, provided that either (x) such Taxes reduce the Merger Consideration pursuant to the terms of this Agreement or (y) the Title Insurer (i) shall afford Subsidiary affirmative coverage against any loss or damage (including reasonable attorneys' fees and expenses of litigation) resulting from the enforcement or attempted enforcement of any such execution or Lien or (ii) shall otherwise insure Subsidiary against collection of such taxes out of the Property.

                                   ARTICLE 6

                             CONDITIONS TO CLOSINGS

     SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or to the extent legally permissible, waiver) at or prior to the Effective Time of the following conditions:

          (a) The Company Stockholder Approval shall have been obtained in the manner required by applicable laws;

          (b) Any waiting period applicable to the consummation of the Merger under the HSR Act, if applicable, shall have expired or been terminated or the Company and Acquiring Entities shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby;

          (c) The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or provision of applicable law;

          (d) The Form S-4 Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the shares of Parent Common Stock following the Merger shall have been complied with.

          (e) The shares of Parent Common Stock to be issued in connection with the Merger (i) shall have been validly registered under the Securities Act and (ii) shall be listed for trading on the NYSE.

          (f) The Company shall have received the opinion of a nationally recognized law firm selected by the Company, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 6.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by the Company:

          (a) The Acquiring Entities shall have performed in all material respects its agreements contained in this Agreement required to be performed at or prior to the Effective Time and the representations and warranties of the Acquiring Entities contained in this Agreement shall be true and correct in all respects (but without regard to any materiality qualifications or references to Parent Material Adverse Effect contained in any specific representation or warranty) when made and (except for representations and warranties made as of a specified date, which need only be true and correct as of such date) at and as of the Effective Time as if made at and as of such time, except for inaccuracies that in the aggregate would not reasonably be expected to, individually or in the aggregate, constitute a Parent Material Adverse Effect; and the Company shall have received a certificate of an officer of Parent to that effect.

     SECTION 6.3 CONDITIONS TO OBLIGATIONS OF THE ACQUIRING ENTITIES TO EFFECT THE MERGER. The obligations of the Acquiring Entities to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by Merger Sub:

        (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed at or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement (other than the representations and warranties set forth in the first two sentences of Section 3.11(a)), shall be true and correct in all respects (but without regard to any materiality qualifications or references to Company Material Adverse Effect contained in any specific representation or warranty) when made and (except for representations and warranties made as of a specified date, which need only be true and correct as of such date) at and as of the Effective Time as if made at and as of such time, except for inaccuracies that in the aggregate would not reasonably be expected to, individually or in the aggregate, constitute a Company Material Adverse Effect; and Merger Sub shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

         (b) Since December 31, 2004, there shall not have been any change, circumstance or event which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

         (c) Merger Sub shall have received the opinion of Wachtell, Lipton, Rosen & Katz, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

         (d) The Acquiring Entities shall have received those opinions and reliance letters, if any, requested by the Acquiring Entities of Proskauer Rose LLP and/or Wolf, Block, Schorr and Solis-Cohen LLP in the forms agreed to by the parties prior to the date hereof and dated as of the Closing Date, unless otherwise agreed to by the parties.

         (e) The Buyer Entities shall have received from the Company executed Tenant Estoppels contemplated pursuant to clauses (a) and (b) of the first sentence of Section 5.14 hereof.

         (f) The representations and warranties set forth in the first two sentences of Section 3.11(a) shall be true and correct in all respects.

                                   ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company of the Merger and by the shareholders of Merger Sub of the Merger and the Board of Directors of the Parent of the issuance of the Parent Common Stock contemplated by the Merger:

          (a)  by mutual written consent of Parent, Merger Sub and the Company;

        (b) by the Company, upon a material breach of this Agreement on the part of Merger Sub or Parent which is not curable or has not been cured within 20 Business Days after the giving of written notice to the Parent of such breach and in either case which would cause any of the conditions set forth in Section 6.1 or Section 6.2 to be incapable of being satisfied by June 30, 2006;

        (c) by the Parent, upon a material breach of this Merger Agreement on the part of the Company which is not curable or has not been cured within 20 Business Days (60 Business Days in the case of a breach of a representation or warranty set forth in the first two sentences of Section 3.11(a) hereof) after the giving of written notice to the Company of such breach and in either case which would cause any of the conditions set forth in Section 6.1 or Section 6.3 to be incapable of being satisfied by June 30, 2006;

        (d) by either Parent or the Company if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the Merger and such order, judgment, decree, injunction or ruling shall have become final and nonappealable;

         (e) by either Parent or the Company if the Merger shall not have been consummated on or before June 30, 2006; provided that the right to terminate this Agreement under this Section 7.1(e) shall not be available to any party that is in material breach of its representations, warranties or obligations under this Agreement;

          (f) by either Parent or the Company if the meeting of the shareholders the Company to approve the Merger (as such meeting may be adjourned from time to time) shall have concluded without the Company having obtained Company Stockholder Approval;

          (g)    by Parent if, prior to the Company Stockholder Meeting,
     (i) there has been a Change in the Company Board Recommendation or (ii) the Company Board of Trustees shall have refused to affirm the Company Board Recommendation within 5 days of any written request from Parent;

          (h) by the Company, if (i) the Company Board of Trustees shall have determined that a Competing Proposal constitutes a Superior Proposal in accordance with the requirements of Section 5.4, (ii) the Company shall have delivered to Parent a written notice of the determination by the Company Board of Trustees to terminate this Agreement pursuant to this
     Section 7.1(h) and followed the procedures required by Section 5.4, and
     (iii) immediately prior to such termination the Company shall have made payment of the full amounts required by Section 7.2(b) and 7.2(c) and immediately after such termination the Company shall have entered into a definitive acquisition, merger or similar agreement to effect such Competing Proposal;

                (i)    by Parent pursuant to Section 5.15 hereunder; and

                (j)    by Parent pursuant to Section 5.16 hereunder.

        SECTION 7.2       PROCEDURE AND EFFECT OF TERMINATION.

                (a) In the event of termination of this Agreement by either or both of the Company, on the one hand, and the Acquiring Entities, on the other hand, pursuant to Section 7.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Section 5.2 (Public Announcements; Confidentiality), Section 7.3 (Expenses), Section 8.2 (Governing Law), and
Section 8.4 (Notices) shall survive the termination of this Agreement; PROVIDED, HOWEVER, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement.

                (b) In the event that (i) this Agreement is (A) terminated by Parent pursuant to Section 7.1(c), or (B) by the Company or Parent pursuant to
Section 7.1(e) or Section 7.1(f), and either (C) a Competing Proposal shall have been previously publicly proposed or publicly announced or any person has previously publicly announced an intention (whether or not conditional and whether or not withdrawn) to make a Competing Proposal, or (D) within 12 months after such termination, the Company or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Competing Proposal, or
(ii) this Agreement is terminated by the Company pursuant to Section 7.1(h) or the Parent pursuant to Section 7.1(g), then the Company shall pay Parent a fee equal to $2,475,000 (the "TERMINATION FEE") by wire transfer of same day funds to an account designated by Parent, in the case of a payment as a result of any event referred to in Section 7.2(b)(i)(A) or (B) and (D), upon the first to occur of the entering into any definitive agreement or the consummation of any Competing Proposal and in the case of a payment as a result of any event referred to in Section 7.2(b)(ii) or Section 7.2(b)(i)(A) or (B) and (C), promptly, but in no event later than the date of such termination.

                (c) The Company shall reimburse Parent and Merger Sub for all their expenses incurred in connection with this Agreement and the Merger in the event this Agreement is terminated in the circumstances described in Section 7.2(b), promptly, but in no event later than the date of such termination; PROVIDED, however, that the aggregate amount of such reimbursement shall not exceed $412,500 in the aggregate. All payments made pursuant to this Section 7.2(c) shall be made by wire transfer of the same day funds to an account designated by Parent.

                (d) Notwithstanding any other provisions in this Agreement, any payments otherwise to be made by the Company to Parent under Sections 7.2(b) and
(c) hereof for any calendar year shall not exceed the sum of (a) the amount that it is determined should not be gross income of Parent for purposes of the requirements of Sections 856(c)(2) and (3) of the Code, with such determination to be set forth in an opinion of outside tax counsel selected by Parent, which opinion shall be reasonably satisfactory to Parent (which opinion is referred to as a "NO GROSS INCOME OPINION") plus (b) such additional amount that it is estimated can be paid to Parent in such taxable year without creating a risk that the payment would cause Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, determined as if the payment of such amount did not constitute income that qualifies as gross income for purposes of Section 856(c)(2) of the Code, which determination shall be made by independent tax accountants to Parent and (c) in the event Parent receives a letter from tax counsel (the "ALTERNATIVE TAX

LETTER") indicating that Parent has received a ruling from the Internal Revenue Service holding that Parent's receipt of the additional amount otherwise to be paid under this Agreement either would constitute income that qualifies as gross income for purposes of Section 856(c)(2) of the Code ("QUALIFYING INCOME") or would be excluded from gross income of Parent for purposes of Sections 856(c)(2) and (3) of the Code (the "REIT REQUIREMENTS"), the aggregate payments otherwise required to be made under this Agreement (determined without regard to this Section 7.2(d)) less the amount otherwise previously paid under clauses (a) and
(b) above. The obligation of the Company to pay any unpaid portion of any payment otherwise required under this Agreement that remains unpaid solely by reason of this Section 7.2(d) shall terminate three years from the date such payment otherwise would have been made but for this Section 7.2(d). In the event that Parent is not able to receive the full payments that otherwise would be due under this Agreement as and when such payments otherwise would be required to be made, the Company shall place the unpaid amount in escrow and shall not release any portion thereof to the Parent unless and until the Company receives any of the following: (x) a letter from Parent's independent tax accountants indicating the amount that it is estimated can be paid at that time to Parent without creating a risk that the payment would cause Parent to fail to meet the REIT Requirements for the taxable year in which the payment would be made, which determination shall be made by such independent tax accountants, (y) an Alternative Tax Letter or (z) an opinion of outside tax counsel selected by Parent, which opinion shall be reasonably satisfactory to Parent, to the effect that, based upon a change in law after the date on which payment was first deferred hereunder, receipt of the additional amount otherwise to be paid under this Agreement either would be excluded from gross income of Parent for purposes of the REIT Requirements or would constitute Qualifying Income, in any of which events the Company shall pay Parent the lesser of the unpaid amounts due under this Agreement (determined without regard to this Section 7.2(d)) or the maximum amount stated in the letter referred to in clause (x) above. At the end of the three-year period referred to above in this Section 7.2(d) with respect to any amount placed in such escrow, if none of the events referred to in clauses (x),
(y) or (z) of the preceding sentence shall have occurred, such amount shall be released from such escrow to be used as determined by the Company in its sole and absolute discretion.

     SECTION 7.3 EXPENSES. Except as set forth in Sections 7.2(b) and 7.2(c) or to the extent included in Company Merger Expenses, whether or not the Merger is consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                                   ARTICLE 8

                                  MISCELLANEOUS

     SECTION 8.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

     SECTION 8.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF MARYLAND ARE MANDATORILY APPLICABLE.

     SECTION 8.3 ENTIRE AGREEMENT. This Agreement (including agreements incorporated herein) and the Schedules, Annexes and Exhibits hereto and the Indemnification Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supercedes all prior discussions, negotiations, arrangements, agreements, and understandings.

     SECTION 8.4 NOTICES. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

                  Atlantic Realty Trust
                  747 Third Avenue
                  New York, New York 10017
                  Attention: Joel M. Pashcow
                  Telecopy Number: (212) 355-3080

                  with a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York

                  Attention: Peter M. Fass, Esq.
                               Steven L. Lichtenfeld, Esq.
                  Telecopy Number: (212) 969-2900

or at such other address and to the attention of such other person as the Company may designate by written notice to Parent and Merger Sub. Notices to Parent and/or Merger Sub shall be addressed to:

                  Kimco Realty Corporation
                  3333 New Hyde Park Road
                  New Hyde Park, New York 11042-0020
                  Attention: Milton Cooper
                  Telecopy Number: (516) 869-9000

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019

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


                  Attention:  Adam O. Emmerich, Esq.
                              David E. Shapiro, Esq.
                  Telecopy Number:  (212) 403-2000

     SECTION 8.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors; provided, however, that this Agreement may not be assigned or transferred by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however that Merger Sub may assign all of its rights and obligations to any direct or indirect wholly owned subsidiary of Parent.

     SECTION 8.6 HEADINGS. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

     SECTION 8.7       AMENDMENTS AND WAIVERS.

                (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Board of Directors or Board of Trustees, as applicable, prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Acquiring Entities or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the shareholders of the Company, no such amendment shall be made except as allowed under applicable law.

                (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                (c) The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

        SECTION 8.8 CERTAIN DEFINITIONS; INTERPRETATION; ABSENCE OF PRESUMPTION.
(a)  For the purposes hereof,

        (i) "2005 DIVIDEND" shall mean that certain dividend, the record date for which shall be December 19, 2005, in an amount equal to the dividend the Company determines is necessary for the Company to declare and pay in order to qualify as a REIT for its taxable year ended December 31, 2005.

        (ii) "BUSINESS DAY" shall mean any day on which banks are not required or authorized to close in the City of New York, New York.

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


        (iii) "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change, event, circumstance, development or effect, which has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, assets, liabilities, properties, results of operations or business of the Company and its Subsidiary taken as a whole, or on the ability of the Company to consummate the Merger and the other transactions contemplated hereby; PROVIDED, HOWEVER, that no change, -------- ------- event, circumstance, development or effect arising out of or in connection with the execution or announcement of this Agreement or the transactions contemplated hereby shall be deemed in itself, or in any combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be a Company Material Adverse Effect.

         (iv) "GAAP LIABILITIES" means any Liabilities that would be required by GAAP to be reflected on a consolidated balance sheet of a person (including the notes thereto); provided however that for purposes of this Agreement, the GAAP Liabilities arising under the Tax Agreement shall equal the difference between (x) $4,700,000 and (y) the amounts paid under the Tax Agreement between the date hereof and the Closing Date.

         (v) "LIABILITIES" means any losses, debts, dues, royalties, costs, charges, expenses, obligations, liabilities, settlement payments, awards, liens, judgments, fines, penalties, damages, demands, claims, Actions, causes of action, assessments, amounts paid in settlement, or deficiencies (including the expenses of investigation and attorneys' fees and expenses in connection therewith) including those arising out of any Action of any nature, whether known or unknown, accrued or unaccrued, liquidated or unliquidated, absolute, contingent or otherwise and whether due or to become due, and whether or not resulting from third-party claims.

          (vi) "PARENT MATERIAL ADVERSE EFFECT" shall mean any change, event, circumstance, development or effect, which has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated hereby.

          (vii) "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or other form of business or legal entity or governmental entity.

         (viii) "SUBSIDIARIES" shall mean with respect to any person, any corporation, partnership, limited liability company, joint venture, business trust or other entity, of which such person, directly or indirectly, owns or controls at least 50% of the securities or other interests entitled to vote in the election of directors or others performing similar functions with respect to such corporation or other organization, or to otherwise control such corporation, partnership, limited liability company, joint venture, business trust or other entity; provided, however, with respect to the Company, "Subsidiaries" and "Subsidiary" shall mean Atlantic Hylan Corp., a Delaware corporation.

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



         (ix) "TAX AGREEMENT" shall mean that certain Tax Agreement dated as of May 10, 1996 by and between the Company and Ramco-Gershenson Properties Trust.

          (x) "TELCO STORES LEASE" shall mean that Lease Agreement dated September 26, 2005 between Atlantic Hylan Corp., as Owner, and Telco of Hylan Plaza, LLC, as Tenant relating to stores 43 and 44 at the Property.

       (b)    For purposes hereof,

          (i) words in the singular shall be held to include the plural and VICE VERSA and words of one gender shall be held to include the other gender as the context requires, the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Annexes and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit, Annex and Schedule references are to the Articles, Sections, paragraphs, Exhibits, Annexes and Schedules to this Agreement unless otherwise specified,

        (ii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified,

       (iii)   the word "or" shall not be exclusive,

        (iv) references to the "knowledge of the Company" shall mean the actual knowledge of the officers (as such term is defined in Rule 3b-2 promulgated under the Exchange Act) of the Company or its Subsidiaries, or such knowledge that such officers would have had but for the negligence or bad faith of such officers,

         (v) the terms "affiliate(s)" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, and

        (vi) provisions shall apply, when appropriate, to successive events and transactions.

           (c) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     SECTION 8.9 SEVERABILITY. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     SECTION 8.10 INDEMNIFICATION AGREEMENT. The Indemnification Agreement shall remain in full force and effect.

     SECTION 8.11 FURTHER ASSURANCES. The Company, Parent and Merger Sub agree that, from time to time, whether before, at or after any Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

     SECTION 8.12 SPECIFIC PERFORMANCE. Parent, Merger Sub and the Company each acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

     SECTION 8.13 THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Company and its successors and permitted assigns, with respect to the obligations of Merger Sub and/or Parent under this Agreement, and for the benefit of the Acquiring Entities, and their respective successors and permitted assigns, with respect to the obligations of the Company under this Agreement, and this Agreement shall not, except to the extent necessary to enforce the provisions of Section 5.8 hereof be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

     SECTION 8.14 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. All other representations, warranties and covenants contained herein which by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Effective Time, shall survive the Merger in accordance with their terms.

                            [SIGNATURE PAGE FOLLOWS.]

                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

                             KIMCO REALTY CORPORATION

                             By:  /S/ MILTON COOPER
                                -----------------------------------------------
                                 Name: Milton Cooper

                                 Title: Chairman and Chief Executive Officer

                             SI 1339, INC.

                             By:  /S/ MILTON COOPER
                                ------------------------------------------------
                                 Name: Milton Cooper
                                 Title: Chief Executive Officer

                             ATLANTIC REALTY TRUST

                             By:  /S/ EDWIN FRANKEL
                                ------------------------------------------------
                                 Name: Edwin Frankel
                                 Title: Executive Vice President
                                        Chief Financial Officer


                                       47